Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND RESTATEMENT AGREEMENT dated as of March 20, 2012 (this “Agreement”), to the Credit Agreement dated as of November 20, 2007 (as amended through the date hereof, the “Original Credit Agreement”), among DJO FINANCE LLC (formerly known as Reable Therapeutics Finance LLC), a Delaware limited liability company (the “Company”), DJO HOLDINGS LLC (formerly known as Reable Therapeutics Holdings LLC), a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG (formerly known as Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and each lender party thereto (collectively, the “Existing Lenders”).

WHEREAS, pursuant to the Original Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Company;

WHEREAS, the Company has requested that the Original Credit Agreement be amended and restated in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Amended and Restated Credit Agreement”) to, among other things, (i) provide for a new revolving credit facility in an aggregate principal amount of $100,000,000 (the “Replacement Revolving Credit Facility”; the commitments thereunder, the “Replacement Revolving Credit Commitments”), (ii) extend the final maturity of some or all of the Term Loans outstanding under the Original Credit Agreement (the “Existing Term Loans”), (iii) provide for the making of new term loans in an aggregate principal amount of up to $350,000,000 (the “Tranche B-3 Term Loans”; the commitments to make such term loans, the “Tranche B-3 Term Commitments”) and (iv) permit the Company to issue the Second Lien Notes (as defined in the Amended and Restated Credit Agreement);

WHEREAS, upon the Restatement Effective Date (as defined below), certain of the terms of those Existing Term Loans of each Existing Term Lender that approves this Agreement and elects to convert such Existing Term Loans into Tranche B-2 Term Loans (the Existing Term Loans that such Existing Term Lender has so elected to convert, its “Converted Term Loans”) by executing and delivering to the Administrative Agent (or its counsel), on or prior to 5:00 p.m., New York City time, on March 12, 2012 (the “Delivery Time”), a signature page to this Agreement designating itself as an “Extending Term Lender” (each, an “Extending Term Lender”; each Term Lender that does not so designate itself being referred to herein as a “Declining Term Lender” (it being understood that any Existing Term Lender that elects to convert some, but not all of its Existing Term Loans shall be an Extending Term Lender with respect to its Converted Term Loans and a Declining Term Lender with respect to the remainder of its Existing Term Loans)) will be modified as set forth herein;

WHEREAS, upon the Restatement Effective Date, each person that delivers to the Administrative Agent (or its counsel), on or prior to the Delivery Time, a signature page to this Agreement designating itself as a “Replacement Revolving Credit Lender” (each, a “Replacement Revolving Credit Lender”) shall have the Replacement Revolving Credit Commitment set forth opposite its name on Schedule I hereto;

WHEREAS, upon the Restatement Effective Date, each person that delivers to the Administrative Agent (or its counsel), on or prior to the Delivery Time, a signature page to this Agreement designating itself as a “Tranche B-3 Term Lender” (each, a “Tranche B-3 Term Lender”) shall have the Tranche B-3 Term Commitment set forth opposite its name on Schedule I hereto; and

WHEREAS, the Required Lenders (as defined in the Original Credit Agreement) are willing to amend and restate the Original Credit Agreement, the Extending Term Lenders are willing to convert such Existing Term Loans into Tranche B-2 Term Loans, the Replacement Revolving Credit Lenders are willing to provide the Replacement Revolving Credit Commitments and the Tranche B-3 Term Lenders are willing to make the Tranche B-3 Term Loans, in each case on the terms and subject to the conditions set forth herein and in the Amended and Restated Credit Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended and Restated Credit Agreement. The provisions of Section 1.02 of the Amended and Restated Credit Agreement are hereby incorporated reference herein, mutatis mutandis.

SECTION 2. Amendment and Restatement of the Credit Agreement. Effective as of the Restatement Effective Date, the Original Credit Agreement is hereby amended and restated in its entirety in the form of the Amended and Restated Credit Agreement attached as Exhibit A hereto. As used in the Amended and Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import, shall, unless the context otherwise requires, refer to the Amended and Restated Credit Agreement. As used in any other Loan Document, the term “Credit Agreement” shall, from and after the Restatement Effective Date, unless the context otherwise requires, mean the Amended and Restated Credit Agreement, as the same may be further amended, supplemented or otherwise modified from time to time.

SECTION 3. Existing Term Loans. (a) Subject to the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, effective as the Restatement Effective Date (i) each Extending Term Lender shall be a Tranche B-2 Term Lender under the Amended and Restated Credit Agreement, and its Converted Term Loans shall be Tranche B-2 Term Loans of like principal amount thereunder and (ii) each Declining Lender shall be a Tranche B-1 Lender under the Amended and Restated Credit Agreement, and its Existing Term Loans shall be Tranche B-1 Loans of like principal amount thereunder.

2

(b) The Interest Periods and Applicable Rates in effect for the Term Loan Borrowings immediately prior to the Restatement Effective Date shall remain in effect for the Tranche B-1 Borrowings and the Tranche B-2 Borrowings resulting from the effectiveness of this Agreement on the Restatement Effective Date, with only the Applicable Rate for the Tranche B-2 Borrowings changing as of, and with effect from and after, the Restatement Effective Date.

SECTION 4. Tranche B-3 Term Loans. (a) Subject to the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, each Tranche B-3 Lender agrees, severally and not jointly, to make Tranche B-3 Term Loans to the Company on the Restatement Effective Date in the amount set forth opposite such Tranche B-3 Lender’s name on Schedule I hereto.

(b) Unless the context shall otherwise require, each Tranche B-3 Lender shall constitute a Term Lender and a Lender under the Credit Agreement, and its Tranche B-3 Term Loans shall constitute Term Loans, in each case for all purposes of the Amended and Restated Credit Agreement and the other Loan Documents.

(c) Unless previously terminated, the Term Commitments of the Tranche B-3 Term Lenders to make Tranche B-3 Term Loans shall terminate upon the earlier to occur of (i) the making of the Tranche B-3 Term Loans on the Restatement Effective Date and (ii) 5:00 p.m., New York City time, on March 20, 2012.

SECTION 5. Replacement Revolving Credit Facility. (a) Subject to the terms and conditions set forth herein and in the Amended and Restated Credit Agreement, each Replacement Revolving Credit Lender agrees, effective as of the Restatement Effective Date, severally and not jointly, to provide a Replacement Revolving Credit Commitment to the Company in the aggregate amount set forth opposite its name on Schedule I hereto.

(b) From and after the Restatement Effective Date, each Replacement Revolving Credit Lender shall constitute a “Revolving Credit Lender”, each Replacement Revolving Credit Commitment shall constitute a “Revolving Credit Commitment”, and the loans made pursuant thereto shall constitute “Revolving Credit Loans”, in each case for all purposes of the Amended and Restated Credit Agreement and the other Loan Documents.

(c) Each of Credit Suisse AG, in its capacity as an L/C Issuer under the Amended and Restated Credit Agreement, and each Replacement Revolving Credit Lender agrees that notwithstanding the termination of the existing Revolving Credit Commitments, the Letters of Credit outstanding on the Restatement Effective Date shall remain outstanding as Letters of Credit under the Amended and Restated Credit Agreement, and each Replacement Revolving Credit Lender agrees that it shall be bound by the applicable provisions of Section 2.03 of the Credit Agreement in respect thereof.

(d) If there are any Revolving Credit Loans or Swing Line Loans outstanding immediately prior to the Restatement Effective Date (the “Original Revolving Credit Loans”), such Original Revolving Credit Loans shall be prepaid in full by the Company on the Restatement Effective Date, which prepayment shall be accompanied by accrued

3

and unpaid fees and interest on the Original Revolving Credit Loans being prepaid and any other amounts required to be paid in respect thereof. Such prepayment may be financed (subject to satisfaction of applicable borrowing conditions under Section 4.02 of the Amended and Restated Credit Agreement) with the proceeds of the loans made under the Replacement Revolving Credit Facility made on the Restatement Effective Date by the Replacement Revolving Credit Lenders.

SECTION 6. Representations and Warranties. To induce the other parties hereto to enter into this Agreement, Holdings, the Company and each other Loan Party represents and warrants to each of the Lenders and the Administrative Agent that at the time of and immediately after giving effect to this Agreement and the transactions contemplated hereby: (a) the representations and warranties of the Company and each other Loan Party set forth in Article V of the Amended and Restated Credit Agreement or in any other Loan Document are true and correct in all material respects on and as of the date hereof, except for such representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects on such earlier date; provided that any representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates and (b) no Default exists or would result from the consummation of the transactions contemplated hereby, including the borrowing of the Tranche B-3 Term Loans or the application of proceeds thereof.

SECTION 7. Fees. The Company agrees to pay to the Administrative Agent (a) for the account of each Existing Lender that delivers to the Administrative Agent (or its counsel), prior to the Delivery Time, an executed counterpart of this Agreement indicating its consent to the amendment and restatement of the Original Credit Agreement, a fee (the “Consent Fees”) in an amount equal to 0.25% of the sum of the aggregate principal amount of such Existing Lender’s Term Loans outstanding and the Revolving Credit Commitment (whether used or unused) of such Existing Lender, in each case, immediately prior to the effectiveness hereof, (b) for the account of each Extending Term Lender that delivers to the Administrative Agent (or its counsel), prior to the Delivery Time, an executed counterpart of this Agreement, designating itself as an Extending Term Lender, a fee (the “Extension Fees”) in an amount equal to 0.25% of the aggregate principal amount of such Extending Term Lender’s Converted Term Loans and (c) for the account of each Replacement Revolving Credit Lender that delivers to the Administrative Agent (or its counsel) an executed counterpart of this Agreement prior to the Delivery Time, a fee (the “Upfront Fees”) in an amount equal to 2.00% of the amount of the Replacement Revolving Credit Commitment of such Replacement Revolving Credit Lender. The Consent Fees, the Extension Fees and the Upfront Fees shall be payable on the Restatement Effective Date in immediately available funds and, once paid, such fees or any part thereof shall not be refundable.

SECTION 8. Effectiveness. This Agreement shall become effective as of the date (the “Restatement Effective Date”) on which each of the following conditions shall have been satisfied:

4

(a) the Administrative Agent (or its counsel) shall have received counterparts of this Agreement that, when taken together, bear the signatures of (i) Holdings, (ii) the Company, (iii) each Subsidiary Guarantor, (iv) the Required Lenders (as defined in the Original Credit Agreement), (v) each Extending Lender, (vi) each Replacement Revolving Credit Lender and (vii) each Tranche B-3 Term Lender;

(b) the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party and the authorization of this Agreement and the Amended and Restated Credit Agreement and the other transactions contemplated hereby and thereby, all in form and substance reasonably satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a favorable legal opinion, dated as of the Restatement Effective Date and addressed to the Administrative Agent and the Lenders from each of (A) Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, (B) Reed Smith LLP, special regulatory counsel to the Loan Parties, (C) Faegre Baker Daniels LLP, Minnesota counsel to certain Loan Parties, (D) Rice Silbey, Reuter & Sullivan, LLP, Nevada counsel to certain Loan Parties, (E) Reinhart Boerner Van Deuren s.c., Wisconsin counsel to certain Loan Parties and (F) Moore & van Allen, North Carolina counsel to certain Loan Parties;

(d) The Extending Lenders shall have elected to convert at least 55% of the aggregate principal amount of the Existing Term Loans outstanding under the Original Credit Agreement immediately prior to the Restatement Effective Date into Tranche B-2 Term Loans;

(e) (i) The Administrative Agent shall have received (x) a Loan Notice with respect to the Tranche B-3 Loans setting forth the information specified in Section 2.02 of the Amended and Restated Credit Agreement, (y) a notice of prepayment with respect to the prepayment of Tranche B-1 Loans and Tranche B-2 Loans required to be made pursuant to Section 2.05(c) of the Amended and Restated Credit Agreement (the “Term Loan Prepayment”) and (z) a notice of termination of the existing Revolving Credit Commitments (the “Revolving Commitment Termination”) and (ii) substantially contemporaneously with the other transactions contemplated hereby, the Company shall have made the Term Loan Prepayment and the Revolving Commitment Termination and shall have paid all amounts required to be paid by it in connection therewith;

(f) The representations and warranties set forth in Section 6 shall be true and correct, and the Agent shall have received a certificate, dated the Restatement Effective Date and signed by the chief financial officer of the Company, certifying as to the foregoing;

(g) The Administrative Agent and the Lenders shall have received, to the extent reasonably requested at least five Business Days prior to the Restatement Effective Date, all documentation and other information with respect to the Company and the other Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

5

(h) the Administrative Agent and the Arrangers shall have received payment of all fees and other amounts due and payable on or prior to the Restatement Effective Date including the fees payable pursuant to Section 8 and to the extent invoiced at least one Business Day prior to the Restatement Effective Date, reimbursement or payment of all reasonable and documented out-of-pocket costs and expenses required to be reimbursed or paid by the Company hereunder or any other Loan Document.

The Administrative Agent shall notify the Company and the Lenders of the Restatement Effective Date, and such notice shall be conclusive and binding.

SECTION 9. Reaffirmation of Guaranty and Security. The Company and each other Loan Party, by its signature below, hereby (a) agrees that, notwithstanding the effectiveness of this Agreement or the Amended and Restated Credit Agreement, the Collateral Documents continue to be in full force and effect and (b) affirms and confirms its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral to secure such Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant continue in full force and effect in respect of, and to secure, such Obligations under the Amended and Restated Credit Agreement and the other Loan Documents.

SECTION 10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart hereof. The Administrative Agent may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial. The provisions of Section 10.17 and 10.18 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 12. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

SECTION 13. No Novation. Neither this Agreement nor the effectiveness of the Amended and Restated Credit Agreement shall extinguish the Obligations for the payment of money outstanding under the Original Credit Agreement or discharge or release the lien or priority of any Loan Document or any other security therefor or any guarantee thereof, and the liens and security interests existing immediately prior to the

6

Restatement Effective Date in favor of the Collateral Agent for the benefit of the Secured Parties securing payment of the Obligations are in all respects continuing and in full force and effect with respect to all Obligations. Except as expressly provided, nothing herein contained shall be construed as a substitution or novation, or a payment and reborrowing, or a termination, of the Obligations outstanding under the Original Credit Agreement or instruments guaranteeing or securing the same, which shall remain in full force and effect, except as modified hereby (including by the Amended and Restated Credit Agreement) or by instruments executed concurrently herewith. Nothing expressed or implied in this Agreement, the Amended and Restated Credit Agreement or any other document contemplated hereby or thereby shall be construed as a release or other discharge of the Company under the Original Credit Agreement or the Company or any other Loan Party under any Loan Document from any of its obligations and liabilities thereunder, and except as expressly provided, such obligations are in all respects continuing with only the terms being modified as provided in this Agreement and in the Amended and Restated Credit Agreement. The Original Credit Agreement and each of the other Loan Documents shall remain in full force and effect, until and except as modified hereby (including by the Amended and Restated Credit Agreement). This Agreement shall constitute a Loan Document for all purposes of the Original Credit Agreement and the Amended and Restated Credit Agreement. Each Guarantor further agrees that nothing in the Amended and Restated Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendment to the Amended and Restated Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.

[Remainder of this page intentionally left blank]

7

DJO FINANCE LLC

By

Name: Vickie L. Capps Title: Executive Vice President & Chief Financial Officer

DJO HOLDINGS LLC

By

Name: Vickie L. Capps Title: Executive Vice President & Chief Financial Officer

DJO FINANCE CORPORATION DJO, LLC ENCORE MEDICAL PARTNERS, LLC ENCORE MEDICAL GP, LLC EMPI, INC. ENCORE MEDICAL ASSET CORPORATION ELASTIC THERAPY, LLC RIKCO INTERNATIONAL, LLC

By

Name: Vickie L. Capps Title: Executive Vice President & Chief Financial Officer

ENCORE MEDICAL L.P.

By	Encore Medical GP, LLC

Name: Vickie L. Capps Title: Executive Vice President & Chief Financial Officer

[DJO Amendment Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent, Collateral Agent, Swing Line Lender, an L/C Issuer and Replacement Revolving Credit Lender

By

Name: Christopher Reo Day
Title: Vice President

By

Name: Tyler R. Smith
Title: Associate

[DJO Amendment Agreement]

[REPLACEMENT REVOLVING LENDER], as Replacement Revolving Credit Lender

By

Name:
Title:

[DJO Amendment Agreement]

SIGNATURE PAGE TO THE AMENDMENT AND RESTATEMENT AGREEMENT DATED AS OF THE DATE FIRST WRITTEN ABOVE TO THE DJO FINANCE LLC CREDIT AGREEMENT

Name of Institution:

I. Election (Check one or the other):

A. ☐ CONSENTING NON-EXTENDING LENDER:

By checking this box, Lender indicates that it is signing as an Existing Lender (whether a Revolving Credit Lender or a Term Lender) that is not consenting to extend the maturity of its Existing Term Loans and become a Tranche B-2 Term Lender (any such Lender, a “Consenting Non-Extending Lender”), the undersigned institution agrees to the terms of the Agreement and the Amended and Restated Credit Agreement, but not to convert its Existing Term Loans into Tranche B-2 Term Loans

OR

B. ☐ EXTENDING AND CONSENTING TERM LENDER:

By checking this box as an Extending and Consenting Term Lender, the undersigned institution agrees (A) to the terms of the Agreement and the Amended and Restated Credit Agreement and (B) on the terms and subject to the conditions set forth in the Agreement and the Amended and Restated Credit Agreement, to convert its Existing Term Loans as set forth below:

Current hold of Term Loans:[1] $	☐ Extend ALL Term Loans OR ☐ Extend Term Loans in the following principal amount:[2] $

☐ To Reject Prepayment:

By checking this box, the above-signed Extending and Consenting Term Lender elects to reject ALL (but not less than ALL) the prepayment of its Tranche B-2 Term Loans on the Restatement Effective Date pursuant to Section 2.05(c) of the Amended and Restated Credit Agreement.

II. Signature:

For any Institution requiring a second signature line:

by
	Name:	Name:
	Title	Title:

1 Any inaccuracies in the amount specified shall not in any way affect the validity of the consent given hereby. In the event of any discrepancy between the amount specified and the amount recorded in the Register (as defined in Section 10.07(d) of the Credit Agreement), the Register will control.

2If partially extending, Lender will be considered a Tranche B-1 Term Lender with respect to the non-extended portion of its Term Loans and a Tranche B-2 Term Lender with respect to the extended portion of its Term Loans.

Exhibit A

(Amended and Restated Credit Agreement)

CREDIT AGREEMENT

Dated as of November 20, 2007,

as amended and restated as of March 20, 2012,

among

DJO FINANCE LLC,

as Borrower,

DJO HOLDINGS LLC,

as Holdings,

CREDIT SUISSE AG,

as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer,

and

THE LENDERS PARTY HERETO

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN SACHS BANK USA

UBS SECURITIES LLC

WELLS FARGO & COMPANY

MACQUARIE CAPITAL (USA) INC.

and

RBC CAPITAL MARKETS

as Joint Lead Arrangers and Joint Book Runners

TABLE OF CONTENTS

			Page
ARTICLE I

Definitions and Accounting Terms

SECTION	1.01.	Defined Terms	1
SECTION	1.02.	Other Interpretive Provisions	58
SECTION	1.03.	Accounting Terms	58
SECTION	1.04.	Rounding	58
SECTION	1.05.	References to Agreements, Laws, Etc	59
SECTION	1.06.	Times of Day	59
SECTION	1.07.	Timing of Payment of Performance	59
SECTION	1.08.	Currency Equivalents Generally	59

ARTICLE II

The Commitments and Credit Extensions

SECTION	2.01.	The Loans	59
SECTION	2.02.	Borrowings, Conversions and Continuations of Loans	60
SECTION	2.03.	Letters of Credit	62
SECTION	2.04.	Swing Line Loans	72
SECTION	2.05.	Prepayments	75
SECTION	2.06.	Termination or Reduction of Commitments	82
SECTION	2.07.	Repayment of Loans	83
SECTION	2.08.	Interest	83
SECTION	2.09.	Fees	84
SECTION	2.10.	Computation of Interest and Fees	84
SECTION	2.11.	Evidence of Indebtedness	84
SECTION	2.12.	Payments Generally	85
SECTION	2.13.	Sharing of Payments	88
SECTION	2.14.	Incremental Credit Extensions	88
SECTION	2.15.	Refinancing Term Loans	91
SECTION	2.16.	Replacement Revolving Credit Commitments	92
SECTION	2.17.	Loan Modification Offers	94
SECTION	2.18.	Defaulting Lenders	96

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION	3.01.	Taxes	99
SECTION	3.02.	Illegality	103
SECTION	3.03.	Inability to Determine Rates	103

i

SECTION	3.04.	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans	104
SECTION	3.05.	Funding Losses	105
SECTION	3.06.	Matters Applicable to All Requests for Compensation	106
SECTION	3.07.	Replacement of Lenders under Certain Circumstances	107
SECTION	3.08.	Survival	108

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION	4.01.	[Reserved.]	108
SECTION	4.02.	Conditions to All Credit Extensions	108

ARTICLE V

Representations and Warranties

SECTION	5.01.	Existence, Qualification and Power; Compliance with Laws	109
SECTION	5.02.	Authorization; No Contravention	110
SECTION	5.03.	Governmental Authorization; Other Consents	110
SECTION	5.04.	Binding Effect	110
SECTION	5.05.	Financial Statements; No Material Adverse Effect	111
SECTION	5.06.	Litigation	112
SECTION	5.07.	No Default	112
SECTION	5.08.	Ownership of Property; Liens	112
SECTION	5.09.	Environmental Compliance	112
SECTION	5.10.	Taxes	113
SECTION	5.11.	ERISA Compliance	114
SECTION	5.12.	Subsidiaries; Equity Interests	114
SECTION	5.13.	Margin Regulations; Investment Company Act	114
SECTION	5.14.	Disclosure	115
SECTION	5.15.	Solvency	115
SECTION	5.16.	Subordination of Junior Financing	115
SECTION	5.17.	Labor Matters	115
SECTION	5.18.	Food and Drug	115
SECTION	5.19.	Clinical Trials	116
SECTION	5.20.	State Food and Drug Laws	116
SECTION	5.21.	HIPAA	116
SECTION	5.22.	Medicare, Medicaid and Fraud and Abuse	116

ARTICLE VI

Affirmative Covenants

SECTION	6.01.	Financial Statements	117
SECTION	6.02.	Certificates; Other Information	119

SECTION	6.03.	Notices	121
SECTION	6.04.	Payment of Obligations	121
SECTION	6.05.	Preservation of Existence, Etc	121
SECTION	6.06.	Maintenance of Properties	121
SECTION	6.07.	Maintenance of Insurance	122
SECTION	6.08.	Compliance with Laws	122
SECTION	6.09.	Books and Records	122
SECTION	6.10.	Inspection Rights	122
SECTION	6.11.	Covenant to Guarantee Obligations and Give Security	122
SECTION	6.12.	Compliance with Environmental Laws	124
SECTION	6.13.	Further Assurances	125
SECTION	6.14.	Designation of Subsidiaries	126

ARTICLE VII

Negative Covenants

SECTION	7.01.	Liens	126
SECTION	7.02.	Investments	131
SECTION	7.03.	Indebtedness	135
SECTION	7.04.	Fundamental Changes	139
SECTION	7.05.	Dispositions	141
SECTION	7.06.	Restricted Payments	143
SECTION	7.07.	Change in Nature of Business	146
SECTION	7.08.	Transactions with Affiliates	146
SECTION	7.09.	Burdensome Agreements	147
SECTION	7.10.	Use of Proceeds	148
SECTION	7.11.	Financial Covenant	148
SECTION	7.12.	Accounting Changes	148
SECTION	7.13.	Prepayments, Etc. of Indebtedness	148
SECTION	7.14.	Equity Interests of the Company and Restricted Subsidiaries	149

ARTICLE VIII

Events of Default and Remedies

SECTION	8.01.	Events of Default	150
SECTION	8.02.	Remedies Upon Event of Default	152
SECTION	8.03.	Exclusion of Immaterial Subsidiaries	153
SECTION	8.04.	Application of Funds	153
SECTION	8.05.	Company’s Right to Cure	154

ARTICLE IX

Administrative Agent and Other Agents

SECTION	9.01.	Appointment and Authorization of Agents	155

SECTION	9.02.	Delegation of Duties	156
SECTION	9.03.	Liability of Agents	157
SECTION	9.04.	Reliance by Agents	157
SECTION	9.05.	Notice of Default	158
SECTION	9.06.	Credit Decision; Disclosure of Information by Agents	158
SECTION	9.07.	Indemnification of Agents	159
SECTION	9.08.	Agents in their Individual Capacities	159
SECTION	9.09.	Successor Agents	160
SECTION	9.10.	Administrative Agent May File Proofs of Claim	160
SECTION	9.11.	Collateral and Guaranty Matters	161
SECTION	9.12.	Other Agents; Arrangers and Managers	162
SECTION	9.13.	Appointment of Supplemental Administrative Agents	162

ARTICLE X

Miscellaneous

SECTION	10.01.	Amendments, Etc	163
SECTION	10.02.	Notices and Other Communications; Facsimile Copies	166
SECTION	10.03.	No Waiver; Cumulative Remedies	167
SECTION	10.04.	Attorney Costs, Expenses and Taxes	167
SECTION	10.05.	Indemnification by the Company	168
SECTION	10.06.	Payments Set Aside	169
SECTION	10.07.	Successors and Assigns	169
SECTION	10.08.	Confidentiality	176
SECTION	10.09.	Setoff	177
SECTION	10.10.	Interest Rate Limitation	177
SECTION	10.11.	Counterparts	178
SECTION	10.12.	Integration	178
SECTION	10.13.	Survival of Representations and Warranties	178
SECTION	10.14.	Severability	178
SECTION	10.15.	Tax Forms	179
SECTION	10.16.	No Advisory or Fiduciary Responsibility	181
SECTION	10.17.	GOVERNING LAW	181
SECTION	10.18.	WAIVER OF RIGHT TO TRIAL BY JURY	182
SECTION	10.19.	Binding Effect	182
SECTION	10.20.	Electronic Execution of Assignments	182
SECTION	10.21.	Effect of Certain Inaccuracies	183
SECTION	10.22.	USA PATRIOT Act	183

SCHEDULES[1]

1	Guarantors
1.01A	Unrestricted Subsidiaries
1.01B	Mortgaged Properties
1.01C	Excluded Subsidiaries
1.01D	Foreign Subsidiaries
1.01E	Existing Letters of Credit
2.01	Commitments
5.08	Real Property
5.09	Environmental Matters
5.10	Taxes
5.11	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.05(l)	Dispositions
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS[2]

Form of

A	Loan Notice
B	Swing Line Loan Notice
C-1	Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Guaranty
G-1	Security Agreement
G-2	Intellectual Property Security Agreement
H	Deed of Trust
I	Opinion Matters — Counsel to Loan Parties
J	Administrative Questionnaire
K	Summary of Key Terms of First Lien Intercreditor Agreement
L	Affiliated Lender Assignment and Assumption

[1]	Schedules, other than Schedule 7.02(f), are not being restated.
[2]	Exhibits, other than Exhibits A, C-1, E and K, are not being restated.

v

AMENDED AND RESTATED CREDIT AGREEMENT

CREDIT AGREEMENT (this “Agreement”) dated as of November 20, 207, as amended and restated as of March 20, 2012, among DJO FINANCE LLC (formerly known as Reable Therapeutics Finance LLC), a Delaware limited liability company (the “Company”), DJO HOLDINGS LLC (formerly known as Reable Therapeutics Holdings LLC), a Delaware limited liability company (“Holdings”), CREDIT SUISSE AG (formerly known as Credit Suisse), as Administrative Agent, Collateral Agent, Swing Line Lender and an L/C Issuer and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”).

The Company, Holdings, the several Lenders from time to time party thereto, the Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer previously entered into the Credit Agreement dated as of November 20, 2007 (as amended through the date hereof, the “Original Credit Agreement”), pursuant to which the Lenders (as defined therein) extended credit to the Company in the form of (a) Term Loans (as defined therein, the “Original Term Loans”) in the initial aggregate amount of $1,065,000,000 and (b) a Revolving Credit Facility (as defined therein, the “Original Revolving Credit Facility”) in an aggregate amount of $100,000,000.

The Company has requested that (i) the Tranche B-3 Term Lenders extend credit to the Company in the form of Tranche B-3 Term Loans on the Restatement Effective Date in an initial aggregate principal amount of $350,000,000, (ii) Term Lenders (as defined in the Original Credit Agreement) that so elect convert all or a portion of their respective Original Term Loans outstanding as of the Restatement Effective Date into Tranche B-2 Term Loans, and (iii) the Original Revolving Facility be terminated and replaced by the Revolving Credit Facility, all pursuant to the Amendment Agreement.

The applicable Lenders have agreed to extend or continue to extend such credit, and the L/C Issuers have agreed to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein and in the Amendment Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

Definitions and Accounting Terms

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2014 Notes” has the meaning specified in clause (a) of the definition of Senior Unsecured Notes.

“2018 Notes” has the meaning specified in clause (b) of the definition of Senior Unsecured Notes.

“Accepting Lenders” has the meaning specified in Section 2.17.

“Acquired EBITDA” means, with respect to any Acquired Entity or Business or any Converted Restricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business or such Converted Restricted Subsidiary (determined as if references to the Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to such Acquired Entity or Business and its Subsidiaries or to such Converted Restricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.

“Acquired Entity or Business” has the meaning specified in the definition of the term “Consolidated EBITDA”.

“Act” has the meaning specified in Section 10.22.

“Additional Lender” has the meaning specified in Section 2.14(a).

“Administrative Agent” means Credit Suisse AG, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit J or such other form as may be supplied from time to time by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” has the meaning specified in the introductory paragraph hereof.

“Amendment Agreement” means the Amendment and Restatement Agreement dated as of March 20, 2012, among the Company, Holdings, the other Loan Parties party thereto, the Lenders party thereto, and the Administrative Agent.

“Applicable Rate” means a percentage per annum equal to (a) with respect to any Tranche B-1 Term Loan, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided that, upon the satisfaction of the Specified Ratings Condition (as evidenced by a certificate of a Responsible Officer of the Company delivered to the Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, Pricing Level 2, as set forth in the following table, shall apply at any time when Pricing Level 1, as set forth in the following table, would otherwise apply based upon the Total Leverage Ratio as of such date:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate for Tranche B-1 Term Loans	Base Rate for Tranche B-1 Term Loans
1	≥ 5.0:1.0	3.00%	2.00%
2	< 5.0:1.0 but ≥ 4.0:1.0	2.75%	1.75%
3	< 4.0:1.0	2.75%	1.75%

(b) with respect to any Revolving Credit Loan, commitment fees or Letter of Credit fees, the following percentages per annum (or, in the case of any Letter of Credit fee, the following percentages per annum less the fronting fee payable in respect of the applicable Letter of Credit), based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b); provided that, upon the satisfaction of the Specified Ratings Condition (as evidenced by a certificate of a Responsible Officer of the Company delivered to the Administrative Agent) and for so long as the Specified Ratings Condition shall remain satisfied, Pricing Level 2, as set forth in the following table, shall apply at any time when Pricing Level 1, as set forth in the following table, would otherwise apply based upon the Total Leverage Ratio as of such date:

Applicable Rate
Pricing Level	Total Leverage Ratio	Eurodollar Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	≥ 5.0:1.0	4.75%	3.75%	0.50%
2	< 5.0:1.0 but ≥ 4.0:1.0	4.50%	3.50%	0.375%
3	< 4.0:1.0	4.25%	3.25%	0.375%

and (c) with respect to any Tranche B-2 Term Loan or Tranche B-3 Term Loan, (i) for Base Rate Loans, 4.00% and (ii) for Eurodollar Rate Loans, 5.00%.

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided that at the option of the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply). Notwithstanding anything in this Agreement to the contrary, the Specified Ratings Condition shall in no event be considered to be or remain satisfied after an Event of Default shall have occurred and be continuing. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend the definition of the term “Specified Ratings Condition” to reflect such changed rating system, or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined without regard to whether or not the Specified Ratings Condition shall have been satisfied.

“Appropriate Lender” means, at any time, (a) with respect to Loans of any Class, the Lenders of such Class, (b) with respect to Letters of Credit, (i) the relevant L/C Issuer and (ii) the Revolving Credit Lenders and (c) with respect to the Swing Line Facility, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.

“Approved Bank” has the meaning specified in clause (c) of the definition of “Cash Equivalents”.

“Approved Fund” means, with respect to any Lender, any Fund that is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.

“Arrangers” means Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, UBS Securities LLC, Wells Fargo & Company, Macquarie Capital (USA) Inc. and RBC Capital Markets3, each in its capacity as a lead arranger and/or a book runner.

[3]	RBC Capital Markets is a brand name for the investment banking activities of Royal Bank of Canada.

“Assignees” has the meaning set forth in Section 10.07(b).

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit E.

“Attorney Costs” means and includes all reasonable fees, expenses and disbursements of any law firm or other external legal counsel.

“Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

“Audited Financial Statements” means the audited consolidated balance sheets of each of the Company and its consolidated subsidiaries and the Target (as defined in the Original Credit Agreement) and its consolidated Subsidiaries as of each of December 31, 2006, 2005 and 2004, and the related audited consolidated statements of operations, stockholders’ equity and cash flows for each of the Company and its consolidated subsidiaries and the Target and its consolidated Subsidiaries for the fiscal years ended December 31, 2006, 2005 and 2004, respectively.

“Auto-Renewal Letter of Credit” has the meaning set forth in Section 2.03(b)(iii).

“Available Amount” means, at any time (the “Reference Date”), an amount equal to the sum of (a) the greater of (i) Cumulative Excess Cash Flow that is Not Otherwise Applied and (ii) the 50% of Consolidated Net Income for the Available Amount Reference Period (or in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus (b) to the extent not (i) already included in the calculation of Consolidated Net Income of the Company and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (e) below, the aggregate amount of all cash dividends and other cash distributions received by the Company or any Restricted Subsidiary from any Minority Investments or Unrestricted Subsidiaries (to the extent such Unrestricted Subsidiary was created after the Closing Date or designated as an Unrestricted Subsidiary after the Closing Date in accordance with the terms of this Agreement) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; plus (c) to the extent not (i) already included in the calculation of Consolidated Net Income of the Company and the Restricted Subsidiaries or (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (e) below, the aggregate amount of all cash repayments of principal received by the Company or any Restricted Subsidiary from any Minority Investment or Unrestricted Subsidiary during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date in respect of loans or advances made by the Company or any Restricted Subsidiary to such Minority Investments or Unrestricted Subsidiaries (to the extent such loans or advances were made after the Closing Date in accordance with the terms of this Agreement); plus (d) to the extent not (i) already included in the calculation of Consolidated Net Income of the Company and the Restricted Subsidiaries, (ii) already reflected as a return of capital or deemed reduction in the amount of such Investment pursuant to clause (e) below, or (iii) are used to prepay Term Loans in accordance with Section 2.05(b)(ii), the aggregate amount of all Net Cash Proceeds received by the Company or any Restricted Subsidiary in connection with the sale, transfer or other disposition of its ownership interest in any Minority Investment or Unrestricted Subsidiary (to the extent such Unrestricted Subsidiary was created after the Closing Date or designated as an Unrestricted Subsidiary after the Closing Date in accordance with the terms of this Agreement) during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date; minus (e) the aggregate amount of any Investments made pursuant to clause (ii) of the second proviso to Section 7.02(c)(ii)(A), clause (ii) of the proviso to 7.02(i)(B) or clause (ii) of the proviso to 7.02(n) (net of any return of capital in respect of such Investment or deemed reduction in the amount of such Investment including, without limitation, upon the re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary or the Disposition of any such Investment), any Restricted Payment made pursuant to Section 7.06(h)(iii) or any payment made pursuant to Section 7.13(a)(iv)(2)(iii) during the period commencing on the Closing Date and ending on prior to the Reference Date (and, for purposes of this clause (e), without taking account of the intended usage of the Available Amount on such Reference Date).

“Available Amount Reference Period” means, with respect to any Reference Date, the period commencing at the beginning of the fiscal quarter in which the Closing Date occurs and ending on the last day of the most recent fiscal quarter or fiscal year, as applicable, for which financial statements required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), and the related Compliance Certificate required to be delivered pursuant to Section 6.02(a), have been received by the Administrative Agent.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%, and (c) the Eurodollar Rate for a one-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the avoidance of doubt, for purposes of calculating the Eurodollar Rate pursuant to clause (c) above, the Eurodollar Rate for any day shall be based on the rate per annum determined by the Administrative Agent on such day at approximately 11:00 a.m. (London time) by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Eurodollar Rate or the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Rate or the Eurodollar Rate, as the case may be.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means the Company.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Company and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Company and the Restricted Subsidiaries and (b) all Attributable Indebtedness incurred by the Company and the Restricted Subsidiaries during such period and recorded on the balance sheet as such in accordance with GAAP; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Term Loans pursuant to Section 2.05(b)(ii), (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Company or any Restricted Subsidiary and that actually are paid for by a Person other than the Company or any Restricted Subsidiary and for which neither the Company nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Company or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions and expenditures made in connection with the Transaction.

“Capitalized Leases” means, as applied to any Person, all leases of property that have been or should be, in accordance with GAAP, recorded as capitalized leases on the balance sheet (excluding the footnotes thereto); provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on the Closing Date (whether or not such operating leases were in effect on the Closing Date) shall continue to be accounted for as operating leases (and not as Capitalized Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capitalized Leases.

“Cash Collateral” has the meaning specified in Section 2.03(g).

“Cash Collateral Account” means a blocked account at a commercial bank specified by the Administrative Agent in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.

“Cash Collateralize” has the meaning specified in Section 2.03(g).

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any Restricted Subsidiary:

(a) Dollars, Euros or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(g) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(h) instruments equivalent to those referred to in clauses (a) through (g) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction; and

(i) Investments, classified in accordance with GAAP as current assets of the Company or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (h) of this definition.

“Cash Management Bank” means any Person that is an Agent, a Lender or an Affiliate of an Agent or a Lender at the time it provides any Cash Management Services.

“Cash Management Obligations” means obligations owed by the Company or any Restricted Subsidiary to any Agent, Lender or any Affiliate of an Agent or a Lender in respect of any Cash Management Services, including overdraft and related liabilities arising therefrom.

“Cash Management Services” means treasury, depository and cash management services (including in respect of liabilities arising from purchase cards, travel and entertainment cards or other card services) or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by the Company or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as subsequently amended.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change of Control” means the earliest to occur of (a) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of managers of Holdings; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,

(i) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (A) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of managers of Holdings at such time or (B) the Permitted Holders own, directly or indirectly, of record and beneficially, a majority of the outstanding voting Equity Interests of Holdings, or

(ii) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (A) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or group and its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders (or any Person that is wholly owned by the Permitted Holders), shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of the then outstanding voting Equity Interests of Holdings and (y) the percentage of the then outstanding voting stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders, and (B) during each period of twelve (12) consecutive months, the board of managers of Holdings shall consist of a majority of the Continuing Managers; or

(b) any “Change of Control” (or any comparable term) in any document pertaining to the Second Lien Notes, the Senior Unsecured Notes, the Senior Subordinated Notes or any Junior Financing with an aggregate outstanding principal amount in excess of the Threshold Amount; or

(c) at any time prior to a Qualifying IPO of the Company, the Company ceasing to be a directly or indirectly wholly owned Subsidiary of (i) Holdings or (ii) if any Intermediate Holding Company is formed, the Intermediate Holding company that is the direct parent of the Company.

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Revolving Credit Lenders, Tranche B-1 Term Lenders, Tranche B-2 Term Lenders or Tranche B-3 Term Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Credit Commitments Term Commitments to make Term Loans of a Class described in clause (a) above, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Revolving Credit Loans, Tranche B-1 Term Loans, Tranche B-2 Term Loans or Tranche B-3 Term Loans.

“Closing Date” means November 20, 2007, which was the date all the conditions precedent in Section 4.01 of the Original Credit Agreement were satisfied or waived in connection with the effectiveness thereof.

“Code” means the U.S. Internal Revenue Code of 1986, as amended, and rules and regulations related thereto.

“Collateral” means all the “Collateral” as defined in any Collateral Document and shall include the Mortgaged Properties.

“Collateral Agent” means Credit Suisse AG, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received each Collateral Document required to be delivered on the Closing Date pursuant to Section 4.01(a)(ii) of the Original Credit Agreement or pursuant to Section 6.11 hereof at such time, duly executed by each Loan Party party thereto;

(b) all Obligations shall have been unconditionally guaranteed (the “Guarantees”) by Holdings (in the absence of any Intermediate Holding Company) or any Intermediate Holding Company and each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary, including those that are listed on Schedule 1 hereto (each, a “Guarantor” and collectively, the “Guarantors”);

(c) the Obligations and the Guarantees shall have been secured by a first-priority security interest in (i) all the Equity Interests of the Company and (ii) all Equity Interests (other than Equity Interests of Unrestricted Subsidiaries and any Equity Interest of any Restricted Subsidiary pledged to secure Indebtedness permitted under Section 7.03(g)) of each wholly owned Material Subsidiary directly owned by the Company or any Guarantor; provided that pledges of Equity Interests of each Foreign Subsidiary that is a Material Subsidiary shall be limited to 65% of the issued and outstanding voting Equity Interests (and 100% of the issued and outstanding non-voting Equity Interests, if any) of each wholly-owned Foreign Subsidiary that is a Material Subsidiary and that is directly owned by the Company or any Domestic Subsidiary of the Company that is a Guarantor;

(d) except to the extent otherwise permitted hereunder or under any Collateral Document, the Obligations and the Guarantees shall have been secured by a perfected security interest (other than in the case of mortgages, to the extent such security interest may be perfected by delivery of certificated securities, filing UCC financing statements or making any necessary filings with the United States Patent and Trademark Office or United States Copyright Office) in, and mortgages on, substantially all tangible and intangible assets of Holdings, the Company and each other Guarantor (including accounts (other than deposit accounts or other bank or securities accounts), accounts receivable, inventory, equipment, investment property, intercompany notes, contract rights, intellectual property, other general intangibles, owned (but not leased) real property and proceeds of the foregoing), in each case, with the priority required by the Collateral Documents; provided that security interests in real property shall be limited to the Mortgaged Properties;

(e) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01; and

(f) the Collateral Agent shall have received (i) counterparts of a Mortgage, with respect to each owned property described on Schedule 1.01B hereto or required to be delivered pursuant to Section 6.11 (the “Mortgaged Properties”) duly executed and delivered by the record owner of such property, (ii) a policy or policies of title insurance issued (or binding commitments to issue) by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid Lien on the property described therein, free of any other Liens except as expressly permitted by Section 7.01, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request, and (iii) to the extent such items are in the possession of, or under the control of, the Company, such existing surveys, existing abstracts, existing appraisals, legal opinions and other documents as the Administrative Agent may reasonably request with respect to any such Mortgaged Property.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance or surveys with respect to, particular assets if and for so long as, in the reasonable judgment of the Administrative Agent and the Company, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance or surveys in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance and/or surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Company, that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Collateral Documents.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) with respect to leases of real property entered into by the Company or any other Guarantor, such Person shall not be required to take any action with respect to the creation or perfection of security interests with respect to such leases, (b) Liens required to be granted from time to time pursuant to the Collateral and Guarantee requirement shall be subject to exceptions and limitations set forth in the Collateral Documents as in effect on the Closing Date and, to the extent appropriate in the applicable jurisdiction, as agreed between the Administrative Agent and the Company and (c) the Collateral and Guarantee Requirement shall not apply to any of the following assets: (i) any fee-owned real property with a book value (at the time of acquisition thereof) not in excess of $5,000,000 and any leasehold interests in real property, (ii) motor vehicles and other assets subject to certificates of title, letter of credit rights and commercial tort claims with a book value not in excess of $5,000,000, (iii) assets in respect of which a pledge thereof or the granting of a security interest therein is prohibited by applicable Law or by agreements containing anti-assignment clauses not overridden by Uniform Commercial Code or other applicable Law and (iv) assets (including deposit and securities accounts) specifically requiring perfection through control agreements.

“Collateral Documents” means, collectively, the Security Agreement, the Intellectual Property Security Agreement, the Mortgages, each of the mortgages, Security Agreement Supplements, IP Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent and the Secured Parties pursuant to Section 6.11 or Section 6.13, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Affiliate” means Parent, Holdings, the Company or any Subsidiary of the Company.

“Compensation Period” has the meaning specified in Section 2.12(c)(ii).

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

(a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities,

(ii) provision for federal, state, local, foreign and provincial taxes based on income, profits or capital of the Company and the Restricted Subsidiaries, including franchise, gross receipts and similar taxes and any withholding taxes paid or accrued during such period,

(iii) depreciation and amortization (including amortization of deferred financing fees),

(iv) Non-Cash Charges,

(v) extraordinary losses and unusual or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost savings initiatives or any extraordinary losses and unusual or non-recurring charges or expenses attributable to legal and judgment settlements), severance, relocation costs, and curtailments or modifications to pension and post-retirement employee benefit plans,

(vi) restructuring charges, accruals or reserves (including restructuring costs related to acquisitions prior to or on or after the Closing Date and to closure/consolidation of facilities),

(vii) any deductions attributable to minority interests,

(viii) the amount of (A) management and monitoring fees and related expenses paid to the Sponsor pursuant to the Sponsor Management Agreement dated as of the Closing Date, and (B) other consulting and advisory fees and related expenses paid to the Sponsor to the extent permitted hereunder,

(ix) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with contributions to the capital of the Company or net cash proceeds of an issuance of Equity Interests of the Company (other than Disqualified Equity Interests),

(x) [reserved],

(xi) the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or expected to be taken during or prior to such period (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions were begun to have been taken or expected to have been begun to be taken prior to the date that is eighteen months after the Closing Date; provided that with respect to any action expected to have begun to be taken, the underlying action shall actually have begun to be taken prior to the date on which a Compliance Certificate shall be required to be delivered pursuant to Section 6.02(b) for the fiscal quarter in which the relevant cost savings shall have been added back pursuant to this clause (xi), (C) no cost savings shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period, (D) the aggregate amount of cost savings that are added back pursuant to this clause (xi) shall include only those cost savings expected to be realized within twelve months of taking such action and (E) the aggregate amount of cost savings added back pursuant to this clause (xi) shall not exceed $10,000,000 in any four consecutive fiscal quarter period, less

(b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:

(i) extraordinary gains and unusual or non-recurring gains,

(ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),

(iii) gains on asset sales (other than asset sales in the ordinary course of business),

(iv) any net after-tax income from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and

(v) all gains from investments recorded using the equity method,

in each case, as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP;

provided that, to the extent included in Consolidated Net Income,

(i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from hedging agreements for currency exchange risk),

(ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133, and

(c) there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person, property, business or asset acquired by the Company or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Company or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, including pursuant to the Transaction, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), based on the actual Acquired EBITDA of such Acquired Entity or Business or such Converted Restricted Subsidiary, as applicable, for such period (including the portion thereof occurring prior to such acquisition or conversion) and (B) for the purposes of determining the Senior Secured First Lien Leverage Ratio, the Senior Secured Leverage Ratio, the Total Leverage Ratio and/or Interest Coverage Ratio, an adjustment in respect of each Acquired Entity or Business or of each Converted Restricted Subsidiary equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business or of such Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition or conversion) as specified in a certificate executed by a Responsible Officer and delivered to the Administrative Agent, and

(d) for purposes of determining the Senior Secured First Lien Leverage Ratio, the Senior Secured Leverage Ratio, the Total Leverage Ratio and the Interest Coverage Ratio only, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business, product, product line or asset sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Company or any Restricted Subsidiary during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition); provided that notwithstanding any classification under GAAP of any Person or business in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, the Disposed EBITDA of such Person or business shall not be excluded pursuant to this paragraph (d) until such disposition shall have been consummated.

For the purpose of the definition of Consolidated EBITDA, “Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Consolidated Interest Expense” means, for any period, the sum of (i) the cash interest expense (including that attributable to Attributable Indebtedness), net of cash interest income, of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Company and the Restricted Subsidiaries, including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under hedging agreements, (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), and (iii) the aggregate amount of all Restricted Payments made during such period pursuant to Section 7.06(i) (net of cash interest income of Holdings, to the extent such cash has been contributed to the Company), but excluding, however, (a) amortization of deferred financing costs debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest, (b) the accretion or accrual of discounted liabilities during such period, (c) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments pursuant to Statement of Financial Accounting Standards No. 133, (d) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates, and (e) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP.

For purposes of this definition, interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP.

“Consolidated Lease Expense” means, for any period, all rental expenses of the Company and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)), excluding real estate taxes, insurance costs and common area maintenance charges and net of sublease income, other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to the Transaction and pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition and (c) all Attributable Indebtedness, all as determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income (loss) of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication, (a) extraordinary items for such period, (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income, (c) Transaction Expenses, (d) any fees, expenses, (including pre-transaction payments or other compensation made to employees of an acquired business) incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including, without limitation, any such transaction consummated prior to the Closing Date, on or after the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction, (e) any income (loss) for such period attributable to the early extinguishment of Indebtedness, hedging agreements or other derivative transactions and (f) accruals and reserves that are recorded within twelve months after the closing date of any acquisition (including the Transaction) that are so required to be recorded as a result of the transaction in accordance with GAAP. There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software, inventory, in-process research and development, and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Company and the Restricted Subsidiaries), as a result of the Transaction, any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof.

“Consolidated Senior Secured Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of (i) Loans and Unreimbursed Amounts hereunder, (ii) any Indebtedness incurred pursuant to Section 7.03(e) and secured pursuant to Section 7.01(i) and (iii) any other Indebtedness for borrowed money or debt obligations evidenced by promissory notes or similar instruments that are secured by a Lien, minus (b) the aggregate amount of all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(r) and clauses (i) and (ii) of Section 7.01(s)) included, but not listed as restricted cash, in the consolidated balance sheet of the Company and the Restricted Subsidiaries; provided that Consolidated Senior Secured Debt shall not include obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Consolidated Senior Secured First Lien Debt” means, as of any date of determination, (a) the aggregate principal amount of Indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of (i) Loans and Unreimbursed Amounts hereunder, (ii) any Indebtedness incurred pursuant to Section 7.03(e) and secured pursuant to Section 7.01(i) and (iii) any Indebtedness for borrowed money or debt obligations evidenced by promissory notes or similar instruments that are secured by a first-priority Lien on property or assets of the Company or its Subsidiaries, minus (b) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(r) and clauses (i) and (ii) of Section 7.01(s)) included, but not listed as restricted cash, in the consolidated balance sheet of the Company and the Restricted; provided that Consolidated Senior Secured First Lien Debt shall not include obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Consolidated Total Debt” means, as of any date of determination, (a) the aggregate principal amount of indebtedness of the Company and the Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of indebtedness resulting from the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), consisting of indebtedness for borrowed money, Attributable Indebtedness and debt obligations evidenced by promissory notes or similar instruments, minus (b) the aggregate amount of all cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(a), Section 7.01(r) and clauses (i) and (ii) of Section 7.01(s)) included, but not listed as restricted cash, in the consolidated balance sheet of the Company and the Restricted Subsidiaries; provided that Consolidated Total Debt shall not include (i) any Letters of Credit, except to the extent of Unreimbursed Amounts thereunder and (ii) obligations under Swap Contracts entered into in the ordinary course of business and not for speculative purposes.

“Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Company and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans and obligations in respect of Letters of Credit to the extent otherwise included therein, (iii) the current portion of interest and (iv) the current portion of current and deferred income taxes.

“Continuing Managers” means the managers of Holdings on the Restatement Effective Date, and each other manager, if, in each case, such other managers’ nomination for election to the board of managers of Holdings (or the equivalent governing body of any direct or indirect parent of the Company after a Qualifying IPO of such direct or indirect parent) is recommended by a majority of the then Continuing Managers or such other manager receives the vote of the Permitted Holders in his or her election by the shareholders of Holdings (or any direct or indirect parent of the Company after a Qualifying IPO of such direct or indirect parent).

“Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” has the meaning specified in the definition of “Affiliate.”

“Converted Restricted Subsidiary” has the meaning set forth in the definition of a “Consolidated EBITDA”.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cumulative Excess Cash Flow” means the sum of Excess Cash Flow (but not less than zero for any period) for the fiscal year ending on December 31, 2008 and Excess Cash Flow for each succeeding and completed fiscal year (it being understood that no Excess Cash Flow generated during any period shall be deemed to be Cumulative Excess Cash Flow until the financial statements for such period are delivered pursuant to Section 6.01(a) and the related Compliance Certificate is delivered pursuant to Section 6.02(b)).

“Debt Fund Affiliate” means (a) any fund managed by, or under common management with, GSO Capital Partners LP, (b) any fund managed by GSO Debt Funds Management LLC, Blackstone Debt Advisors L.P., Blackstone Distressed Securities Advisors L.P., Blackstone Mezzanine Advisors L.P. or Blackstone Mezzanine Advisors II L.P. and (c) any other Affiliate of Holdings that is a bona fide diversified debt fund.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2.0% per annum; provided that with respect to a Eurodollar Rate Loan or a Letter of Credit fee, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan or Letter of Credit, as the case may be, plus 2.0% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.18(b), any Revolving Credit Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any L/C Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent or any L/C Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) upon delivery of written notice of such determination to the Company, each L/C Issuer, the Swing Line Lender and each other Lender.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with a Disposition pursuant to Section 7.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash or Cash Equivalents within 180 days following the consummation of the applicable Disposition).

“Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA (and in the component definitions used therein) were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property or the sale or disposition of Equity Interests by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “disposition” and “dispose” shall not be deemed to include any issuance by the Company of any of its Equity Interests to another Person.

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale event), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“Effective Yield” shall mean, as to any Loans of any Class or any other Indebtedness, the effective yield on such Loans or other Indebtedness, as determined by the Administrative Agent in a manner consistent with generally accepted financial practices, taking into account the applicable interest rate, the applicable interest rate margins, any interest rate floors or similar devices and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Loans or other Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders making such Loans or providing such other Indebtedness, but excluding any arrangement, structuring or other similar fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees for an amendment paid generally to consenting lenders.

“Eligible Assignee” means any Assignee that is a Person (but not any natural person) and an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) permitted by and consented to in accordance with Section 10.07(b).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).

“Equity Investors” means the Sponsor and the Management Stockholders.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“ERISA Event” means (a) any failure by any Pension Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Pension Plan, in each case whether or not waived; (b) a Reportable Event with respect to a Pension Plan; (c) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (d) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (e) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“Euro” and “EUR” means the lawful currency of the Participating Member States introduced in accordance with EMU Legislation.

“Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, an interest rate per annum equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves; provided that in the case of Tranche B-3 Term Loans only, the Eurodollar Rate shall at no time be less than 1.25% per annum.

“Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any period, an amount equal to the excess of:

(a) the sum, without duplication, of:

(i) Consolidated Net Income for such period,

(ii) an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income,

(iii) decreases in Consolidated Working Capital (except as a result of the non-ordinary course reclassification of items from short term to long term or vice versa)and long-term account receivables and increases in the long-term portion of deferred revenue for such period (other than any such decreases or increases arising from acquisitions or dispositions of property by the Company and the Restricted Subsidiaries completed during such period), and

(iv) an amount equal to the aggregate net non-cash loss on dispositions of property by the Company and the Restricted Subsidiaries during such period (other than dispositions of property in the ordinary course of business) to the extent deducted in arriving at such Consolidated Net Income; over

(b) the sum, without duplication, of:

(i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (f) of the definition of Consolidated Net Income,

(ii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Company or the Restricted Subsidiaries,

(iii) the aggregate amount of all principal payments of Indebtedness of the Company and the Restricted Subsidiaries (including (A) the principal component of payments in respect of Attributable Indebtedness and (B) the amount of any mandatory prepayment of Term Loans pursuant to

Section 2.05(b)(ii) to the extent required due to a disposition of property that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase but excluding (X) all other prepayments of Term Loans and (Y) all prepayments of Revolving Credit Loans and Swing Line Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of the Company or the Restricted Subsidiaries,

(iv) an amount equal to the aggregate net non-cash gain on dispositions of property by the Company and the Restricted Subsidiaries during such period (other than dispositions of property in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v) increases in Consolidated Working Capital (except as a result of the non-ordinary course reclassification of items from short term to long term or vice versa) and long-term account receivables and decreases in long-term portion of deferred revenue for such period (other than any such increases arising from acquisitions or dispositions of property by the Company and the Restricted Subsidiaries during such period),

(vi) cash payments by the Company and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Company and the Restricted Subsidiaries other than Indebtedness,

(vii) without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the amount of Investments and acquisitions made during such period to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Company and the Restricted Subsidiaries,

(viii) the amount of Restricted Payments paid during such period to the extent such Restricted Payments were financed with internally generated cash flow of the Company and the Restricted Subsidiaries,

(ix) the aggregate amount of expenditures actually made by the Company and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period,

(x) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Company and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,

(xi) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Company or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Company following the end of such period; provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and

(xii) the amount of cash taxes or tax distributions paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m. (London time) on such day on the Reuters World Currency Page for such currency; in the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly owned Subsidiary, (b) each Subsidiary listed on Schedule 1.01C hereto, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary, (e) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness incurred pursuant to Section 7.03(g) and each Restricted Subsidiary thereof that guarantees such Indebtedness; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary under this clause (e) if such secured Indebtedness is repaid or becomes unsecured or if such Restricted Subsidiary ceases to guarantee such secured Indebtedness, as applicable, (f) any Subsidiary that is not a Material Subsidiary, (g) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Company), the cost or other consequences (including any adverse tax consequences) of providing a Guarantee shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (h) any Subsidiary with respect to which providing a guarantee would cause an investment in United States property under Section 956 of the Code, (i) each Unrestricted Subsidiary and (j) each Foreign Subsidiary.

“Existing Letters of Credit” means the letters of credit outstanding on the Closing Date and set forth on Schedule 1.01E.

“Extension Agreement” has the meaning specified in Section 2.17.

“Extension Offer” has the meaning specified in Section 2.17.

“Extension Request Class” has the meaning specified in Section 2.17

“Facility” means the Tranche B-1 Term Loans, the Tranche B-2 Term Loans, the Tranche B-3 Term Loans, the Revolving Credit Facility, the Swing Line Sublimit or the Letter of Credit Sublimit, as the context may require.

“FATCA” means Sections 1471 through 1474 of the Code (effective as of the date hereof) and any regulations promulgated thereunder or administrative interpretation thereof.

“Federal Funds Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the Administrative Agent Fee Letter dated November 20, 2007 between the Company and the Administrative Agent.

“First Lien Intercreditor Agreement” means an intercreditor agreement among the Loan Parties, the Administrative Agent, the Collateral Agent and any agent, trustee or authorized representative for the holders of Permitted Pari Passu Additional Debt, with terms substantially similar to those set forth in Exhibit K or on such other terms as are reasonably satisfactory to the Administrative Agent and the Collateral Agent (and, in the case of terms governing the rights and obligations of the Loan Parties thereunder, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Company) executed in connection with the issuance or incurrence of any such Indebtedness, the Lien on the security for which is not required to rank junior to the Liens on the Collateral securing the Obligations.

“Foreign Casualty Event” has the meaning specified in Section 2.05(b).

“Foreign Disposition” has the meaning specified in Section 2.05(b).

“Foreign Lender” has the meaning specified in Section 10.15(a)(i).

“Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Company which (a) is not a Domestic Subsidiary or (b) is set forth on Schedule 1.01D.

“Foreign Subsidiary Total Assets” means the total assets of the Foreign Subsidiaries, as determined in accordance with GAAP in good faith by a Responsible Officer, without intercompany eliminations.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“Funded Debt” means all indebtedness of any Person for borrowed money that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(i).

“Guarantees” has the meaning specified in the definition of “Collateral and Guarantee Requirement”.

“Guarantee Obligations” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the ability of the primary obligor to make payment of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the ability of the primary obligor to make payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee Obligation” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantors” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.

“Guaranty” means, collectively, (a) the Guaranty made by the Guarantors in favor of the Collateral Agent on behalf of the Secured Parties, substantially in the form of Exhibit F and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that is an Agent, a Lender or an Affiliate of an Agent or a Lender at the time it enters into a Secured Hedge Agreement, in its capacity as a party thereto.

“Holdings” has the meaning set forth in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Incremental Amendment” has the meaning set forth in Section 2.14(a).

“Incremental Amount” means, at any time, the greater of (a) the excess, if any (and in any event, not less than zero), of $150,000,000 over the aggregate principal amount of (i) all Incremental Term Loans and Revolving Commitment Increases, in each case, established prior to such time pursuant to Section 2.14 and (ii) any Permitted Additional Incremental Debt incurred prior to such time pursuant to Section 7.03(x) and (b) an aggregate amount of Indebtedness which would be permitted to be incurred as of any date of determination (assuming for this purpose that the full amount of any Revolving Commitment Increase had been utilized as of such date) such that, after giving Pro Forma Effect to such incurrence (and any other transactions consummated on such date), (i) in the case of any Incremental Term Loans, Revolving Commitment Increases, Permitted Pari Passu Additional Debt or Permitted Second Lien Additional Debt, the Senior Secured Leverage Ratio for the immediately preceding Test Period would not be greater than 4.00:1.0 or (ii) in the case of any Permitted Unsecured Debt, the Total Leverage Ratio for the immediately preceding Test Period would not be greater than 7.50:1.00.

“Incremental Facility Closing Date” has the meaning set forth in Section 2.14(a).

“Incremental Term Loans” has the meaning set forth in Section 2.14(a).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all indebtedness of such Person for borrowed money and all indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness;

(g) all obligations of such Person in respect of Disqualified Equity Interests; and

(h) all Guarantee Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall (A) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise expressly limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt or Consolidated Senior Secured Debt and (B) in the case of the Company and its Subsidiaries, exclude all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice. The amount of any net obligation under any hedging agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnitees” has the meaning set forth in Section 10.05.

“Information” has the meaning specified in Section 10.08.

“Intellectual Property Security Agreement” means, collectively, the Intellectual Property Security Agreement, executed by the Loan Parties substantially in the form of Exhibit G-2, together with each other intellectual property security agreement executed and delivered pursuant to Section 6.11.

“Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement.

“Interest Coverage Ratio” means, with respect to the Company and the Restricted Subsidiaries on a consolidated basis, as of the end of any fiscal quarter of the Company for the Test Period ending on such date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or to the extent available to each Lender of such Eurodollar Rate Loan, nine or twelve months or less than one month thereafter, as selected by the Company in its Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.

“Intermediate Holding Company” means any Subsidiary of Holdings that directly owns 100% of the issued and outstanding Equity Interests of the Company.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Company and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment. For the avoidance of doubt, it is understood that the following shall not constitute “Investments” hereunder: (a) acquisitions of equipment to be used in the business of the Company or any of its Subsidiaries, so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder and (b) acquisitions of inventory in the ordinary course of business of the Company and its Subsidiaries.

“IP Security Agreement Supplement” has the meaning specified in the Intellectual Property Security Agreement.

“IRS” means the United States Internal Revenue Service.

“Junior Financing” has the meaning specified in Section 7.13(a).

“Junior Financing Documentation” means any documentation governing any Junior Financing.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Facility or Class of Loans or Commitments in effect as of such date. Unless the context shall otherwise require, when used herein in relation to the incurrence of any Indebtedness or the Issuance of any Equity Interests, the Latest Maturity Date shall mean the Latest Maturity Date applicable to any Facility or Class of Loans or Commitments in effect under this Agreement as of the date such Indebtedness is incurred (without giving effect to the incurrence of such Indebtedness in the case of Indebtedness incurred hereunder) or such Equity Interests are issued.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Disbursement” means a payment or disbursement made by an L/C Issuer pursuant to a Letter of Credit.

“L/C Issuer” means each of Credit Suisse AG, Wells Fargo Bank, National Association and any other Lender that becomes an L/C Issuer in accordance with Section 2.03(l) or 10.07(k) in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that Credit Suisse AG shall be an L/C Issuer only with respect to Letters of Credit with an aggregate face amount for all outstanding Letters of Credit issued by it in such capacity not to exceed $25,000,000 and Wells Fargo Bank, National Association shall be an L/C Issuer only with respect to Letters of Credit with an aggregate face amount in excess thereof.

“L/C Obligations” means, as at any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any Existing Letter of Credit or any letter of credit issued hereunder. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $50,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“LIBO Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing).

“Loan” means a Term Loan, a Revolving Credit Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Application, (vi) the Amendment Agreement, (vii) the Second Lien Intercreditor Agreement, (viii) the First Lien Intercreditor Agreement, if any (ix) each Incremental Amendment, (x) each Extension Agreement, (xi) each Replacement Revolving Facility Amendment and (xii) each Refinancing Term Loan Amendment.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, the Company and each Guarantor.

“Management Stockholders” means the members of management of Parent, Holdings, the Company or its Subsidiaries who are investors or option holders in Holdings or any direct or indirect parent thereof (including Parent).

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Company and its Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Company or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Company or any of the Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Company (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 6.01 were equal to or greater than 5% of the Total Assets of the Company and the Restricted Subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 5% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP; provided that “Material Subsidiary” shall also include any of the Company’s Restricted Subsidiaries selected by the Company which is required to ensure that the Company and all Material Subsidiaries combined have in the aggregate (i) total assets at the last day of the most recent Test Period that were equal to or greater than 95% of the Total Assets of the Company and the Restricted Subsidiaries at such date and (ii) gross revenues for such Test Period that were equal to or greater than 95% of the consolidated gross revenues of the Company and the Restricted Subsidiaries for such Test Period, in each case determined in accordance with GAAP.

“Maturity Date” means (a) with respect to the Revolving Credit Facility, March 15, 2017, (b) with respect to the Tranche B-1 Term Loans, May 20, 2014, (c) with respect to the Tranche B-2 Term Loans, November 1, 2016 and (d) with respect to the Tranche B-3 Term Loans, September 15, 2017; provided that if, on August 15, 2014 an aggregate principal amount of 2014 Notes of $150,000,000 or more remains outstanding, then the Maturity Date with respect to the Tranche B-2 Term Loans, the Tranche B-3 Term Loans and the Revolving Credit Facility shall instead be August 15, 2014.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all L/C Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the L/C Issuers in their sole discretion.

“Minority Investment” means any person (other than a Subsidiary) in which the Company or any Restricted Subsidiary owns Equity Interests (or other ownership or profit interests or units).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties substantially in the form of Exhibit H (with such changes as may be customary to account for local Law matters), and any other mortgages executed and delivered pursuant to Section 6.11.

“Mortgage Policies” has the meaning specified in Section 6.13(b)(ii).

“Mortgaged Properties” has the meaning specified in paragraph (f) of the definition of Collateral and Guarantee Requirement.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Company or any Restricted Subsidiary or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Company or any Restricted Subsidiary) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents, the Second Lien Notes Documents, and the documents governing any Permitted Pari Passu Additional Debt, any Permitted Second Lien Additional Debt, and any Permitted Refinancing of any of the foregoing), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Company or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Company or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Company or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) of the preceding sentence or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred and sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve, and (E) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause

(E)) attributable to minority interests and not available for distribution to the account of the Company or a wholly-owned Restricted Subsidiary as a result thereof; provided that (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds shall constitute Net Cash Proceeds under this clause (a) in any fiscal year until the aggregate amount of all such net cash proceeds in such fiscal year shall exceed $25,000,000 (and thereafter only net cash proceeds in excess of such amount shall constitute Net Cash Proceeds under this clause (a)); and

(b) with respect to the incurrence or issuance of any Indebtedness by the Company or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Company or such Restricted Subsidiary in connection with such incurrence or issuance.

“Non-Cash Charges” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Non-Consenting Lender” has the meaning specified in Section 3.07(d).

“Non-Debt Fund Affiliate” means any Affiliate of the Company that is not a Debt Fund Affiliate or a Company Affiliate.

“Non-Defaulting Lender” means, at any time, any Revolving Credit Lender that is not a Defaulting Lender at such time.

“Nonrenewal Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“Notes Documentation” means, collectively, the Senior Unsecured Notes Documentation, the Senior Subordinated Notes Documentation and the Second Lien Notes Documentation.

“Notice of Intent to Cure” has the meaning specified in Section 6.02(b).

“Not Otherwise Applied” means, with reference to any amount of net proceeds of any transaction or event or of Excess Cash Flow or of the Available Amount, that such amount (a) was not applied to prepay the Loans pursuant to Section 2.05(b), and (b) has not previously been (and is not simultaneously being) applied to anything other than that such particular use or transaction.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all (x) advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or its Subsidiaries of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, (y) obligations of any Loan Party and its Subsidiaries arising under any Secured Hedge Agreement and (z) Cash Management Obligations. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit commissions, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (b) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary. Notwithstanding the foregoing, (i) the obligations of the Company or any Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be secured and guaranteed pursuant to the Collateral Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of the holders of obligations under the Secured Hedge Agreements or the holders of the Cash Management Obligations.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization, if applicable, and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the recitals to this Agreement.

“Original Revolving Credit Facility” has the meaning specified in the recitals to this Agreement.

“Original Term Loans” has the meaning specified in the recitals to this Agreement.

“Other Taxes” has the meaning specified in Section 3.01(b).

“Outstanding Amount” means (a) with respect to the Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the outstanding amount thereof on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent” means DJO Global, Inc. (formerly known as DJO Incorporated, formerly known as ReAble Therapeutics, Inc.), a Delaware corporation.

“Participant” has the meaning specified in Section 10.07(f).

“Participating Member State” means each state so described in any EMU Legislation.

“Participant Register” has the meaning specified in Section 10.07(f).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor entity performing similar functions.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.

“Permitted Acquisition” has the meaning specified in Section 7.02(i).

“Permitted Additional Debt” means Indebtedness incurred by the Company, which Indebtedness may be secured by the Collateral on a basis that is not junior to the Liens securing the Obligations (but without regard to the control of remedies) (“Permitted Pari Passu Additional Debt”), secured by the Collateral on a junior basis to the Obligations (“Permitted Second Lien Additional Debt”) or unsecured (“Permitted Unsecured Additional Debt”); provided that (a) (i) in the case of Permitted Pari Passu Additional Debt, such Indebtedness is not secured by any Lien on any property or assets of Holdings, the Company or any other Subsidiary other than assets constituting Collateral and (ii) in the case of Permitted Unsecured Additional Debt, such Indebtedness is not secured by any Lien on any property or assets of Holdings, the Company or any other Subsidiary, (b) such Indebtedness shall have a stated maturity no earlier than, and shall not provide for any scheduled amortization, principal or sinking fund payments prior to, the date that is 91 days after the Latest Maturity Date, (c) the terms and conditions of such Indebtedness shall not provide for any mandatory prepayment or redemption, prepayment or redemption at the option of the holder thereof, or similar mandatory prepayment provisions, other than, subject to reinvestment rights no less favorable to the Borrower than those under this Agreement and to rights in respect of the prior repayment of or prior offer to repay the Obligations (or, in the case of Permitted Pari Passu Additional Debt, rights in respect of the repayment of or offer to repay the Obligations on a ratable basis in accordance with the terms of Section 2.05(b)(ii)(A)), upon the occurrence of a change of control or similar event, asset sale or casualty or condemnation event and customary acceleration rights following an event of default, (d) the other terms and conditions of such Indebtedness (other than interest rate, margins, rate floors, fees, funding discounts, redemption or prepayment premiums), taken as a whole, are not more restrictive on the Loan Parties in any material respect than the terms of this Agreement; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), (e) in the case of Permitted Pari Passu Additional Debt and Permitted Second Lien Additional Debt, the security interests and the exercise of rights and remedies in connection therewith shall be subject, in the case of Permitted Pari Passu Additional Debt, to the First Lien Intercreditor Agreement and, in the case of Permitted Second Lien Additional Debt, to the Second Lien Intercreditor Agreement (and the holders of such Indebtedness (or a trustee or other authorized representative thereof) shall have entered into or become party to the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable), (f) such Indebtedness shall not be guaranteed by any Person that is not a Loan Party, (g) if such Indebtedness is subordinated, it is done so on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Indenture as of the date of issuance of the Senior Subordinated Notes and (h) at the time of and after giving effect to the incurrence of such Indebtedness, (i) in the case of any such Indebtedness other than Tranche B-1 Refinancing Debt, no Default or Event of Default has occurred and is continuing and (ii) in the case of Tranche B-1 Refinancing Debt, no Event of Default has occurred and is continuing.

“Permitted Additional Incremental Debt” means Permitted Second Lien Additional Debt or Permitted Unsecured Additional Debt incurred in the form of one or more series of notes or in the form of bank loans or Permitted Pari Passu Additional Debt in the form of one or more series of notes; provided that (a) the aggregate principal amount at the time of the incurrence thereof shall not exceed the Incremental Amount at such time and (b) the Company shall be in compliance with the covenant set forth in Section 7.11 determined on a Pro Forma Basis as of the last day of the most recent Test Period ended prior to the date of the issuance of such Indebtedness as if such Indebtedness had been outstanding on the last day of such Test Period.

“Permitted Credit Agreement Refinancing Debt” means Permitted Second Lien Additional Debt or Permitted Unsecured Additional Debt incurred in the form of one or more series of notes or in the form of bank loans or Permitted Pari Passu Additional Debt in the form of one or more series of notes; provided that the Net Cash Proceeds thereof are applied to prepay Term Loans in accordance with Section 2.05(d).

“Permitted Amendment” means an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.17, providing for an extension of the Maturity Date applicable to the Extending Lenders’ Loans and/or Commitments of the applicable Extension Request Class (such Loans or Commitments being referred to as the “Extended Loans” or “Extended Commitments”, as applicable) and, in connection therewith, (a) an increase or decrease in the rate of interest (including through fixed interest rates and changes to the interest rate margins or rate floors) accruing on such Extended Loans, (b) in the case of Extended Loans that are Term Loans of any Class, a modification of the scheduled amortization applicable thereto, provided that the weighted average life to maturity of such Extended Loans shall be no shorter than the remaining weighted average life to maturity (determined at the time of such Extension Offer) of the Term Loans of such Class, (c) a modification of voluntary or mandatory prepayments applicable thereto (including prepayment premiums and other restrictions thereon), provided that in the case of Extended Loans that are Term Loans, such requirements may provide that such Extended Loans may participate in any mandatory prepayments on a pro rata basis (or on a basis that is less than a pro rata basis) with the Loans of the applicable Extension Request Class, but may not provide for prepayment requirements that are more favorable to the Extended Loans than those applicable to the Loans of the applicable Extension Request Class, (d) an increase or decrease in the fees or premiums payable to, or the inclusion of new fees or premiums to be payable to, the Extending Lenders in respect of such Extension Offer or their Extended Loans or Extended Commitments and/or (e) an addition of any affirmative or negative covenants applicable to Holdings, the Company and the Restricted Subsidiaries, provided that any such additional covenant with which Holdings, the Company and the Restricted Subsidiaries shall be required to comply prior to the Latest Maturity Date in effect immediately prior to such Permitted Amendment for the benefit of the Extending Lenders providing such Extended Loans or Extended Commitments shall also be for the benefit of all other Lenders.

“Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of Holdings (or any direct or indirect parent of Holdings) or any Intermediate Holding Company or the Company to the extent permitted hereunder.

“Permitted Holders” means the Equity Investors other than the Management Stockholders to the extent that the amount of the outstanding voting stock of Holdings (or any direct or indirect parent thereof) owned beneficially or of record by such Management Stockholders in the aggregate at any time exceeds fifteen percent (15%) of the total amount of the outstanding voting stock of Holdings (or any direct or indirect parent thereof) at such time.

“Permitted Holdings Debt” means unsecured Indebtedness of any direct or indirect parent of the Company (i) that is not subject to any Guarantee by the Company or any Restricted Subsidiary, (ii) that will not mature prior to the date that is ninety-one (91) days after the Latest Maturity Date, (iii) that has no scheduled amortization or payments of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (v) hereof), (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof for at least five years from the date of issuance or incurrence thereof, and (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive than those set forth in the Senior Subordinated Notes Indenture as of the date of issuance of the Senior Subordinated Notes, taken as a whole (other than provisions customary for senior discount notes of a holding company); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Pari Passu Additional Debt” has the meaning specified in the definition of Permitted Additional Debt.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(e), at the time thereof, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended is

Indebtedness permitted pursuant to Section 7.03(b), 7.03(u) or 7.13(a), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral priority but excluding as to subordination, interest rate, rate floors, fees, funding discounts and redemption or repayment premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Second Lien Additional Debt” has the meaning specified in the definition of Permitted Additional Debt.

“Permitted Unsecured Additional Debt” has the meaning specified in the definition of Permitted Additional Debt.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Section 302 of ERISA or Title IV of ERISA, any ERISA Affiliate.

“Pledged Debt” has the meaning specified in the Security Agreement.

“Pledged Equity” has the meaning specified in the Security Agreement.

“Post-Acquisition Period” means, with respect to any Specified Transaction, the period beginning on the date such Specified Transaction is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Specified Transaction is consummated.

“Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse AG as its prime rate in effect at its principal office in New York City and notified to the Company.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or of the applicable Converted Restricted Subsidiary or the Consolidated EBITDA of the Company and its Restricted Subsidiaries, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Company in good faith as a result of (a) actions that have begun to be taken or are expected to have been begun to be taken prior to or during such Post-Acquisition Period, for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred prior to or during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business or of such Converted Restricted Subsidiary with the operations of the Company and the Restricted Subsidiaries; provided that, so long as such actions have begun to be taken or are expected to have been begun to be taken prior to or during such Post-Acquisition Period, or such costs are incurred prior to such Post-Acquisition Period or during such Post-Acquisition Period, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided, further, that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period; provided, further, that with respect to any action expected to have begun to be taken, the underlying action shall actually have begun to be taken prior to the date on which a Compliance Certificate shall be required to be delivered pursuant to Section 6.02(b) for the fiscal quarter in which the relevant cost saving shall have been included in the Acquired EBITDA or Consolidated EBITDA, as applicable.

“Pro Forma Balance Sheet” has the meaning set forth in Section 5.05(a)(ii).

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of the Company or any division, product line, or facility used for operations of the Company or any of its Subsidiaries, shall be excluded, and (ii) in the case of a Permitted Acquisition or

Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Company or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Company and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment.

“Pro Forma Financial Statements” has the meaning set forth in Section 5.05(a)(ii).

“Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitment of such Lender under the applicable Facility or Facilities at such time and the denominator of which is the amount of the Aggregate Commitments of all Lenders under the applicable Facility or Facilities at such time; provided that if such Commitment has been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.

“Projections” shall have the meaning set forth in Section 6.01(c).

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualifying IPO” means the issuance by Holdings, any Intermediate Holding Company, any direct or indirect parent of Holdings or the Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Refinanced Term Loans” has the meaning specified in Section 10.01.

“Refinancing Term Loan Effective Date” has the meaning specified in Section 2.15.

“Refinancing Term Lender” has the meaning specified in Section 2.15.

“Refinancing Term Loan Amendment” has the meaning specified in Section 2.15.

“Refinancing Term Loans” has the meaning specified in Section 2.15.

“Register” has the meaning set forth in Section 10.07(d).

“Refinanced Revolving Credit Commitments” has the meaning specified in Section 2.16.

“Replacement Revolving Credit Commitments” has the meaning specified in Section 2.16.

“Replacement Revolving Credit Facility Effective Date” has the meaning specified in Section 2.16.

“Replacement Revolving Credit Lender” has the meaning specified in Section 2.16.

“Replacement Revolving Facility Amendment” has the meaning specified in Section 2.16.

“Replacement Term Loans” has the meaning specified in Section 10.01.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitment and unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or the Sponsor or any Affiliate thereof shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, executive vice president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restatement Effective Date” has the meaning assigned thereto in the Amendment Agreement.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Persons thereof).

“Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.

“Revolving Commitment Increase” has the meaning set forth in Section 2.14(a).

“Revolving Commitment Increase Lender” has the meaning set forth in Section 2.14(a).

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Company pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations in respect of Letters of Credit and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth, and opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement including, if applicable, pursuant to Section 2.14. The aggregate Revolving Credit Commitment of all Revolving Credit Lenders shall be $100,000,000 on the Restatement Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement including, if applicable, pursuant to Section 2.14.

“Revolving Credit Exposure” means, as to each Revolving Credit Lender, the sum of the outstanding principal amount of such Revolving Credit Lender’s Revolving Credit Loans at such time and its Pro Rata Share of the L/C Obligations and the Swing Line Obligations at such time.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Company payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit C-2 hereto, evidencing the aggregate Indebtedness of the Company to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement dated as of the Restatement Effective Date, among the Collateral Agent, The Bank of New York Mellon as trustee and collateral agent under the Second Lien Notes Documentation, Holdings, the Company, DJO Finance Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Company and the Subsidiary Guarantors from time to time party thereto or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (including, for the avoidance of doubt, in the case of Permitted Second Lien Additional Debt in the form of bank loans, with respect to provisions governing any customary standstill periods) (and, in the case of terms governing the rights and obligations of the Loan Parties thereunder, reasonably satisfactory to the Administrative Agent, the Collateral Agent and the Company) executed in connection with the issuance or incurrence of any Indebtedness, the Liens on the security for which are required to rank junior to the Liens on the Collateral securing the Obligations.

“Second Lien Notes” means $230,000,000 in aggregate principal amount of the Company’s 8.75% second priority senior secured notes due 2018 co-issued with DJO Finance Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Company on the Restatement Effective Date.

“Second Lien Notes Documentation” means the Second Lien Notes, the Second Lien Notes Indenture and all other documents executed and delivered with respect to the Second Lien Notes.

“Second Lien Notes Indenture” means the Indenture for the Second Lien Notes, dated as of March 20, 2012.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Hedge Banks, the Cash Management Banks, the Supplemental Administrative Agent and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.01(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means, collectively, the Security Agreement executed by the Loan Parties, substantially in the form of Exhibit G-1, together with each other security agreement supplement executed and delivered pursuant to Section 6.11.

“Security Agreement Supplement” has the meaning specified in the Security Agreement.

“Senior Secured First Lien Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured First Lien Debt of the Company and its Restricted Subsidiaries as of the last day of such Test Period to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such Test Period.

“Senior Secured Leverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Senior Secured Debt of the Company and its Restricted Subsidiaries as of the last day of such Test Period to (b) Consolidated EBITDA of the Company and its Restricted Subsidiaries for such Test Period.

“Senior Subordinated Notes” means $300,000,000 in aggregate principal amount of the Company’s 9.75% senior subordinated notes due 2017 co-issued with DJO Finance Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Company, on October 18, 2010.

“Senior Subordinated Notes Documentation” means the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other documents executed and delivered with respect to the Senior Subordinated Notes.

“Senior Subordinated Notes Indenture” means the Indenture for the Senior Subordinated Notes, dated as of October 18, 2010.

“Senior Unsecured Notes” means, collectively, (a) $675,000,000 in aggregate principal amount of the Company’s 10.875% senior unsecured notes due 2014 (such notes, the “2014 Notes”) and (b) $300,000,000 in aggregate principal amount of the Company’s 7.75% senior unsecured notes due 2018 (such notes, the “2018 Notes”), in each case co-issued with DJO Finance Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Company.

“Senior Unsecured Notes Documentation” means the Senior Unsecured Notes, the Senior Unsecured Notes Indenture and all documents executed and delivered with respect to the Senior Unsecured Notes.

“Senior Unsecured Notes Indenture” means, collectively, the Indenture for the 2014 Notes, dated as of the Closing Date and the Indenture for the 2018 Notes, dated as of April 7, 2011.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA”.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPC” has the meaning specified in Section 10.07(i).

“Specified Repayment Percentage” means either (a) 30%, if at least 55%, but less than 65%, of the aggregate principal amount of the Original Term Loans outstanding immediately prior to the Restatement Effective Date (such Term Loans, the “Existing Term Loans”) is converted into Tranche B-2 Term Loans pursuant to the Amendment Agreement, (b) 35%, if at least 65%, but less than 75%, of the aggregate principal amount of the Existing Term Loans is so converted and (c) 40%, if at least 75% of the aggregate principal amount of the Existing Term Loans is so converted.

“Specified Ratings Condition” shall be deemed to be satisfied on any day that the corporate family rating assigned to the Company by Moody’s is B1 or higher and the corporate rating assigned to the Company by S&P is B+ or higher, in each case with no negative outlook.

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, Subsidiary designation, Incremental Term Loan or Revolving Commitment Increase that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsors” means The Blackstone Group and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.

“Sponsor Management Agreement” means the Transaction and Monitoring Fee Agreement between the Sponsor and Parent.

“Sponsor Termination Fees” means the one-time payment under the Sponsor Management Agreement of a termination fee to the Sponsor and its Affiliates in the event of either a Change of Control or the completion of a Qualifying IPO.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Rate Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantor” means, collectively, the Subsidiaries of the Company that are Guarantors.

“Successor Company” has the meaning specified in Section 7.04(d).

“Supplemental Administrative Agent” has the meaning specified in Section 9.13 and “Supplemental Administrative Agents” shall have the corresponding meaning.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contract has been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Facility” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Lender” means Credit Suisse AG, in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Obligations” means, as at any date of determination, the aggregate principal amount of all Swing Line Loans outstanding.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $10,000,000 and (b) the aggregate amount of the Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Commitments.

“Taxes” has the meaning specified in Section 3.01(a).

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and Class and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the applicable Term Lenders.

“Term Commitment” means, (a) as to each Term Lender (other than a Tranche B-3 Term Lender), its obligation to make a Term Loan to the Company pursuant to Section 2.01(a) in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01(a) under the caption “Term Commitment” or in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (b) as to each Tranche B-3 Term Lender, its obligation to make a Tranche B-3 Term Loan to the Company pursuant to the Amendment Agreement in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on Schedule I to the Amendment Agreement under the caption “Tranche B-3 Term Commitment” or in the Assignment and Assumption pursuant to which such Tranche B-3 Term Lender becomes a party thereto and hereto, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Term Commitments in respect of Original Term Loans was $1,065,000,000 and the initial aggregate amount of the Term Commitments in respect of the Tranche B-3 Term Loans on the Restatement Effective Date was $350,000,000.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loans” means, collectively, the Tranche B-1 Term Loans, the Tranche B-2 Term Loans and the Tranche B-3 Term Loans. Unless the context shall otherwise require, the term “Term Loans” shall also include any Incremental Term Loans made after the Restatement Effective Date.

“Term Loan Extension Amendment” has the meaning specified in Section 2.16.

“Term Note” means a promissory note of the Company payable to any Term Lender or its registered assigns, in substantially the form of Exhibit C-1 hereto, evidencing the aggregate Indebtedness of the Company to such Term Lender resulting from the Term Loans of any Class made by such Term Lender.

“Test Period” in effect at any time shall mean the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each quarter or fiscal year in such period have been or are required to be delivered pursuant to Section 6.01(a) or (b).

“Threshold Amount” means $25,000,000.

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Company delivered pursuant to Section 6.01(a) or (b).

“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt of the Company and the Restricted Subsidiaries as of the last day of the most recent Test Period ended on or prior to such date of determination to (b) Consolidated EBITDA of the Company and the Restricted Subsidiaries for such Test Period.

“Total Outstandings” means, at any time, the sum of (i) the aggregate Outstanding Amount of all Loans at such time and (ii) the aggregate Outstanding Amount of all L/C Obligations at such time.

“Tranche B-1 Refinancing Debt” means Permitted Credit Agreement Refinancing Debt in the form of Permitted Additional Second Lien Debt or Permitted Additional Unsecured Debt, in each case, the Net Cash Proceeds of which are applied to prepay Tranche B-1 Term Loans.

“Tranche B-1 Term Lender” means, at any time, any Lender with an outstanding Tranche B-1 Term Loan.

“Tranche B-1 Term Loan” means an Original Term Loan made pursuant to Section 2.01(a) of the Original Credit Agreement and designated as a Tranche B-1 Term Loan pursuant to the Amendment Agreement. As of the Restatement Effective Date, but prior to giving effect to the prepayment required by Section 2.05(c), $278,343,671.17 aggregate principal amount of Tranche B-1 Term Loans were outstanding.

“Tranche B-2 Term Lender” means, at any time, any Lender with an outstanding Tranche B-2 Term Loan.

“Tranche B-2 Term Loan” means an Original Term Loan made pursuant to Section 2.01(a) of the Original Credit Agreement and designated as a Tranche B-2 Term Loan pursuant to the Amendment Agreement. As of the Restatement Effective Date, but prior to giving effect to the prepayment required by Section 2.05(c), $564,683,997.87 aggregate principal amount of Tranche B-2 Term Loans were outstanding.

“Tranche B-3 Term Lender” means, at any time, any Lender that has a Term Commitment with respect to, or that has an outstanding Tranche B-3 Term Loan.

“Tranche B-3 Term Loan” means the term loans made by the Tranche B-3 Lenders to the Borrower on the Restatement Effective Date pursuant to the Amendment Agreement.

“Transaction” means, collectively, (a) the Equity Contribution (as defined in the Original Credit Agreement), (b) the Merger (as defined in the Original Credit Agreement), (c) the issuance of the 2014 Notes on the Closing Date, (d) the refinancing of each of the Existing Credit Agreements (as defined in the Original Credit Agreement) and the termination of all commitments thereunder, (e) the funding of the Original Term Loans in an aggregate amount of $1,065,000,000 (funded at a 1.0% discount) on the Closing Date, (f) the funding of the Post-Closing Integration Amount (as defined in the Original Credit Agreement), (g) the consummation of any other transactions in connection with the foregoing, and (h) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transaction Expenses” means any fees or expenses incurred or paid by the Parent, Target (as defined in the Original Credit Agreement), Merger Sub (as defined in the Original Credit Agreement), Holdings (or any direct or indirect parents thereof), the Company or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“Unaudited Financial Statements” has the meaning set forth in Section 4.01(f) of the Original Credit Agreement.

“Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“U.S. Lender” has the meaning set forth in Section 10.15(b).

“Unreimbursed Amount” has the meaning set forth in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (i) each Subsidiary of the Company listed on Schedule 1.01A, (ii) any Subsidiary of the Company designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to Section 6.14 subsequent to the Closing Date and (iii) any Subsidiary of an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

“wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.

SECTION 1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.03. Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

(b) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Senior Secured First Lien Leverage Ratio, the Senior Secured Leverage Ratio, the Total Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and such Specified Transaction on a Pro Forma Basis.

SECTION 1.04. Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.05. References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements, replacements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements, replacements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

SECTION 1.06. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.07. Timing of Payment of Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day.

SECTION 1.08. Currency Equivalents Generally. For purposes of determining compliance with Sections 7.01, 7.02 and 7.03 with respect to any amount of obligations, Liens, Indebtedness or Investment in a currency other than Dollars, no Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such obligations, Liens, Indebtedness or Investment is incurred; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any obligations, Liens Indebtedness or Investment may be incurred at any time under such Sections. For purposes of determining compliance under Sections 7.02, 7.05, 7.06 and 7.11, any amount in a currency other than Dollars will be converted to Dollars based on the average Exchange Rate for such currency for the most recent twelve-month period immediately prior to the date of determination determined in a manner consistent with that used in calculating Consolidated EBITDA for the applicable period; provided, however, that the foregoing shall not be deemed to apply to the determination of any amount of Indebtedness.

ARTICLE II

The Commitments and Credit Extensions

SECTION 2.01. The Loans. (a) The Term Borrowings. The Term Commitments under the Original Credit Agreement have been fully utilized as of the Restatement Effective Date. Amounts repaid or prepaid in respect of the Term Loans may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans to the Company (each such loan, a “Revolving Credit Loan”) from time to time, on any Business Day until the Maturity Date with respect to the Revolving Credit Facility, in an aggregate principal amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided that after giving effect to any Revolving Credit Borrowing, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

SECTION 2.02. Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three (3) Business Days prior to the requested date of any Borrowing of, or continuation of, Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) on the requested borrowing date of Base Rate Loans or conversion of any Eurodollar Loan to Base Rate Loans. Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Term Borrowing of a particular Class, a Revolving Credit Borrowing, a conversion of Term Loans of a particular Class or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans of a particular Class or Revolving Credit Loans are to be converted, (v) the number and location of the account to which funds are to be disbursed and (vi) if applicable, the duration of the Interest Period with respect thereto. If the Company fails to specify a Type of Loan in a Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Company in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Company pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Required Lenders may require that no Loans be converted to or continued as Eurodollar Rate Loans.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the announcement of such change. All computations of interest hereunder shall be made in accordance with Section 2.08 and Section 2.10 hereunder

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to the other, and all continuations of Term Loans or Revolving Credit Loans as the same Type, there shall not be more than fifteen (15) Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

(g) Unless the Administrative Agent shall have received notice from a Lender prior to the date of (or, in the case of a Base Rate Loan, prior to the time of) any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may, with the Company’s consent, assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Company severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(g) shall be conclusive in the absence of manifest error. If such Lender’s portion of such Borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such the date of such Borrowing, the Administrative Agent shall also be entitled to recover such amount with interest thereon accruing from the date on which the Administrative Agent made the funds available to the Company at the rate per annum applicable to Base Rate Loans under the relevant Facility, on demand, from the Company. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and the Company’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(g) shall cease.

SECTION 2.03. Letters of Credit. (a) The Letter of Credit Commitment. (i) [Reserved].

(ii) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the date that is five (5) days prior to the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars for the account of the Company (provided, that a Letter of Credit may be issued hereunder at the request of the Company for the account of any Subsidiary of the Company and such Letter of Credit shall be deemed for all purposes hereunder to be for the account of the Company) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued pursuant to this Section 2.03; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit if as of the date of such L/C Credit Extension, (y) the Revolving Credit Exposure of any Lender would exceed such Lender’s Revolving Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(iii) An L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or direct that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date (for which the L/C Issuer is not otherwise compensated hereunder);

(B) subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless the relevant L/C Issuer has approved such expiry date, but so long as the Revolving Credit Lenders are no longer obligated to reimburse the relevant L/C Issuer beyond such date unless all Revolving Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate any Laws binding upon the L/C Issuer; or

(E) such Letter of Credit is in an initial amount less than $100,000.

(iv) An L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(v) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and any Letter of Credit Application (and any other document, agreement or instrument entered into by such L/C Issuer and the Company or in favor of such L/C Issuer) pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to an L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the relevant L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two (2) Business Days prior to the proposed issuance date or date of amendment, as the case may be; or, in each case, such later date and time as relevant L/C Issuer may agree in a particular instance in its sole discretion. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the relevant L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the relevant L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the relevant L/C Issuer may reasonably request.

(ii) Promptly after receipt of any Letter of Credit Application, the relevant L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of

Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the relevant L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the relevant L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the relevant L/C Issuer shall agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit the relevant L/C Issuer to prevent any such renewal at least once in each twelve month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the relevant L/C Issuer, the Company shall not be required to make a specific request to the relevant L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the relevant L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the relevant L/C Issuer shall not permit any such renewal if (A) the relevant L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Nonrenewal Notice Date from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the relevant L/C Issuer shall notify promptly the Company and the Administrative Agent thereof. On the Business Day following the date on which the Company shall have received notice of any payment by an L/C Issuer under a Letter of Credit (or, if the Company shall have received such notice later than 10:00 a.m. on any Business Day, on the second Business Day following the receipt of such notice) (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing; provided that if such reimbursement is not made on the respective date of payment by the L/C Issuer, the Company shall pay interest on such amount at a rate per annum equal to the Applicable Rate then in effect in respect of Base Rate Loans from the date of such payment until such Business Day. If the Company fails to so reimburse such L/C Issuer by such time, unless the Company shall have notified the Administrative Agent and the relevant L/C Issuer prior to 11:00 a.m. on the Honor Date that the Company intends to reimburse the L/C Issuer for the amount of the unreimbursed drawing (the “Unreimbursed Amount”) with funds other than proceeds of Revolving Credit Loans, the Administrative Agent shall promptly notify each Appropriate Lender of the Honor Date, the Unreimbursed Amount, and the amount of such Appropriate Lender’s Pro Rata Share thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans but subject to the amount of the unutilized portion of the Revolving Credit Commitments of the Appropriate Lenders and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Appropriate Lender (including any Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the relevant L/C Issuer at the Administrative Agent’s Office for payments in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Appropriate Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the relevant L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the relevant L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Appropriate Lender’s payment to the Administrative Agent for the account of the relevant L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Appropriate Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the relevant L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the relevant L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the relevant L/C Issuer, the Company or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice ). No making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the relevant L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the relevant L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by such L/C Issuer in accordance with banking industry rules on interbank compensation. A certificate of the relevant L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) If, at any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Appropriate Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Company to reimburse the relevant L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the relevant L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the relevant L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the relevant L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any exchange, release or nonperfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of any Loan Party in respect of such Letter of Credit; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party;

provided that the foregoing shall not excuse any L/C Issuer from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are waived by the Company to the extent permitted by applicable Law) suffered by the Company that are caused by such L/C Issuer’s gross negligence or willful misconduct when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

(f) Role of L/C Issuers. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the relevant L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, any Agent-Related Person nor any of the respective correspondents, participants or assignees of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of any L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided that anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful or grossly negligent failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. (i) If an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing and the conditions set forth in Section 4.02 to a Revolving Credit Borrowing cannot then be met, (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, (iii) if any Event of Default occurs and is continuing and the Administrative Agent or the Required Lenders, as applicable, require the Company to Cash Collateralize the L/C Obligations pursuant to Section 8.02(c) or (iv) an Event of Default set forth under Section 8.01(f) or (g) occurs and is continuing, then the Company shall Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount determined as of the date of such L/C Borrowing or the Letter of Credit Expiration Date, as the case may be), and shall do so not later than 2:00 p.m., New York City time, on (x) in the case of the immediately preceding clauses (i) through (iii), (1) the Business Day that the Company receives notice thereof, if such notice is received on such day prior to 12:00 noon, New York City time, or (2) if clause (1) above does not apply, the Business Day immediately following the day that the Company receives such notice and (y) in the case of the immediately preceding clause (iv), the Business Day on which an Event of Default set forth under Section 8.01(f) or (g) occurs or, if such day is not a Business Day, the Business Day immediately succeeding such day. For purposes hereof, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the relevant L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Company hereby grants to the Administrative Agent, for the benefit of the L/C Issuers and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash Collateral shall be maintained in a Cash Collateral Account and may be invested in readily available Cash Equivalents. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent (on behalf of the Secured Parties) or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Company will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the Cash Collateral Account, an amount equal to the excess of (a) such aggregate Outstanding Amount over (b) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent reasonably determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Law, to reimburse the relevant L/C Issuer. To the extent the amount of any Cash Collateral exceeds the then Outstanding Amount of such L/C Obligations and so long as no Event of Default has occurred and is continuing, the excess shall be refunded to the Company.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued pursuant to this Agreement equal to the Applicable Rate times the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such Letter of Credit fees shall be computed on a quarterly basis in arrears. Such Letter of Credit fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer for its own account a fronting fee with respect to each Letter of Credit issued by it equal to 0.125% per annum (or such other amount as is agreed in a separate writing between the relevant L/C Issuer and the Company) of the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit). Such fronting fees shall be computed on a quarterly basis in arrears. Such fronting fees shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. In addition, the Company shall pay directly to each L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within ten (10) Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. Notwithstanding anything else to the contrary in this Agreement, in the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Reporting. Each L/C Issuer will report in writing to the Administrative Agent (i) on the first Business Day of each calendar month, the aggregate face amount of Letters of Credit issued by it and outstanding as of the last Business Day of the preceding calendar month (and on such other dates as the Administrative Agent may request), (ii) on or prior to each Business Day on which such L/C Issuer expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance or amendment, and the aggregate face amount of Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and such L/C Issuer shall advise the Administrative Agent on such Business Day whether such issuance, amendment, renewal or extension occurred and whether the amount thereof changed), (iii) on each Business Day on which such L/C Issuer makes any L/C Disbursement, the date and amount of such L/C Disbursement and (iv) on any Business Day on which the Company fails to reimburse an L/C Disbursement required to be reimbursed to such L/C Issuer on such day, the date and amount of such failure.

(l) Addition of an L/C Issuer. A Revolving Credit Lender or an Affiliate thereof may become an additional L/C Issuer hereunder pursuant to a written agreement among the Company, the Administrative Agent and such Revolving Credit Lender. The Administrative Agent shall notify the Revolving Credit Lenders of any such additional L/C Issuer.

(m) Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

SECTION 2.04. Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day (other than the Closing Date) until the Maturity Date in respect of the Revolving Credit Facility in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Pro Rata Share of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided that, after giving effect to any Swing Line Loan, the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, plus such Lender’s Pro Rata Share of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment then in effect; provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender with a copy to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender with a copy to the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 (and any amount in excess of $100,000 shall be an integral multiple of $25,000), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender with a copy to the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the

Swing Line Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

SECTION 2.05. Prepayments. (a) Optional. (i) The Company may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans of any Class and Revolving Credit Loans in whole or in part and, except as set forth in clause (d) below, without premium or penalty; provided that (1) such notice must be received by the Administrative Agent not later than 11:00 a.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. Subject to paragraph (iii) below, if such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. Each prepayment pursuant to this Section 2.05(a)(i) shall be applied to the Class or Classes of Loans in such manner and in such order as the Company may determine.

(ii) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (2) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $25,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. Subject to paragraph (iii) below, if such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(iii) Notwithstanding anything to the contrary contained in this Agreement, the Company may rescind any notice of prepayment under Section 2.05(a)(i)or 2.05(a)(ii) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed. Each prepayment of Term Loans of any Class pursuant to this Section 2.05(a) shall be applied in an order of priority to repayments thereof pursuant to Section 2.07 as directed by the Company and, absent such direction, shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a).

(b) Mandatory. (i) Within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b), the Company shall cause to be offered to be prepaid in accordance with clause (viii) below, an aggregate principal amount of Term Loans in an amount equal to (A) 50% of Excess Cash Flow, if any, for the fiscal year covered by such financial statements (commencing with the fiscal year ended December 31, 2008) minus (B) the sum of (i) all voluntary prepayments of Term Loans during such fiscal year and (ii) all voluntary prepayments of Revolving Credit Loans during such fiscal year to the extent the Revolving Credit Commitments are permanently reduced by the amount of such payments, in the case of each of the immediately preceding clauses (i) and (ii), to the extent such prepayments are not funded with the proceeds of Indebtedness; provided that the percentage of Excess Cash Flow specified in clause (A) shall be reduced in respect of a fiscal year to an amount equal to 25% of Excess Cash Flow, if any, if the Total Leverage Ratio as of the last day of such fiscal year covered by such financial statements was less than 5.0:1.0 and greater than or equal to 4.0:1.0; provided, further, that no payment of any Loans shall be required under this Section 2.05(b)(i) in respect of a fiscal year if the Total Leverage Ratio as of the last day of such fiscal year covered by such financial statements was less than 4.0:1.0.

(ii) (A) If (x) the Company or any of Restricted Subsidiary Disposes of any property or assets (other than any Disposition of any property or assets permitted by Section 7.05(a), (b), (c), (d), (e), (g), (h), (i), (n) or (o)) or (y) any Casualty Event occurs, which in the aggregate results in the realization or receipt by the Company or such Restricted Subsidiary of Net Cash Proceeds, the Company shall cause to be offered to be prepaid in accordance with clause (viii)

below on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received; provided that (1) no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to such portion of such Net Cash Proceeds that the Company shall have, on or prior to such date, given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing) and (2) to the extent any applicable Permitted Pari Passu Additional Debt requires the Company to prepay or make an offer to purchase such Permitted Pari Passu Additional Debt with such Net Cash Proceeds, the amount of the prepayment required pursuant to this Section 2.05(b)(ii)(A) shall be deemed to be the amount equal to the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Term Loans and the denominator of which is the sum of the outstanding principal amount of the Permitted Pari Passu Additional Debt with respect to which such a requirement to prepay or make an offer to purchase exists and the outstanding principal amount of the Term Loans; provided further that notwithstanding anything to the contrary in Section 2.05(b)(ii)(B), if the Company applies any such Net Cash Proceeds to prepay or purchase Permitted Pari Passu Additional Debt, the Company shall apply a ratable portion of such Net Cash Proceeds (calculated as set forth above) to prepay Term Loans in accordance with this paragraph within one (1) Business Day of such prepayment or purchase of Permitted Pari Passu Additional Debt without giving effect to clause (1) of the proviso above).

(B) With respect to any Net Cash Proceeds realized or received with respect to any Disposition or any Casualty Event, in either case required to be offered by the Company or a Restricted Subsidiary to the prepayment of Term Loans pursuant to Section 2.05(b)(ii)(A)), at the option of the Company, the Company may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Company enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within the later of (1) one hundred and eighty (180) days of the date of such legally binding commitment and (2) fifteen (15) months following receipt of such Net Cash Proceeds; provided that (i) so long as an Event of Default shall have occurred and be continuing, the Company (x) shall not be permitted to make any such reinvestments (other than pursuant to a legally binding commitment that the Company entered into at a time when no Event of Default is continuing) and (y) shall not be required to apply such Net Cash Proceeds which have been previously applied to prepay Revolving Credit Loans to the prepayment of Term Loans until such time as the relevant investment period has expired and no Event of Default is continuing and (ii) if any Net Cash Proceeds are not so reinvested by the deadline specified above or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time after delivery of a notice of reinvestment election, an amount equal to any such Net Cash Proceeds shall be offered to be applied in accordance with clause (viii) below within five (5) Business Days after such deadline or the date the Company reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested to the prepayment of the Term Loans as set forth in this Section 2.05.

(iii) If the Company or any Restricted Subsidiary incurs or issues any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Company shall cause to be offered to be prepaid in accordance with clause (viii) below an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.

(iv) If for any reason the aggregate Revolving Credit Exposures at any time exceeds the aggregate Revolving Credit Commitments then in effect, the Company shall promptly prepay or cause to be promptly prepaid Revolving Credit Loans and Swing Line Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided that the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(iv) unless after the prepayment in full of the Revolving Credit Loans and Swing Line Loans such aggregate Outstanding Amount exceeds the aggregate Revolving Credit Commitments then in effect.

(v) (A) Subject to clause (viii) of this Section 2.05(b), (A) each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) and (except as otherwise provided with respect to any future class of Term Loans in the applicable Refinancing Term Loan Amendment) each such prepayment shall be applied ratably among all Classes of Term Loans then outstanding (which, for the avoidance of doubt, as of the Restatement Effective Date, consist of the Tranche B-1 Term Loans, the Tranche B-2 Term Loans and the Tranche B-3 Term Loans); and (B) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares.

(vi) The Company shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i) through (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Company’s prepayment notice and of such Appropriate Lender’s Pro Rata Share of the prepayment.

(vii) Funding Losses, Etc. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05. Notwithstanding any of the other provisions of Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05(b) in respect of any such Eurodollar Rate Loan, the Company may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Company or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

(viii) Term Opt-out of Prepayment. With respect to each prepayment of Term Loans required pursuant to Section 2.05(b), (A) the Company will, not later than the date specified in Sections 2.05(b)(i), (ii), or (iii) for offering to make such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Lender of Term Loans, (B) the Administrative Agent shall provide notice of such prepayment to each Lender of Term Loans, (C) each Lender of Term Loans will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within two Business Days after such Lender’s receipt of notice from the Administrative Agent of such offer of prepayment (and the Company shall not prepay any such Term Loans until the date that is specified in clause (D) below), and (D) the Company will make all such prepayments not so refused upon the first Business Day after the Administrative Agent has provided such notice of prepayment and (E) any prepayment refused by Lenders of Term Loans may be retained by the Company.

(ix) In connection with any mandatory prepayments by the Company of the Term Loans pursuant to this Section 2.05(b), such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are Base Rate Loans or Eurodollar Rate Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.05(b)(viii), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are Base Rate Loans to the full extent thereof before application to Term Loans that are Eurodollar Rate Loans in a manner that minimizes the amount of any payments required to be made by the Company pursuant to Section 3.05.

Notwithstanding any other provisions of this Section 2.05(b), (i) to the extent that any of or all the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii) (a “Foreign Disposition”), the Net Cash Proceeds of any Casualty Event from a Foreign Subsidiary (a “Foreign Casualty Event”), or any portion of Excess Cash Flow otherwise required to prepay the Term Loans pursuant to Section 2.05(b)(i) are prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long, but only so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds or Excess Cash Flow is permitted under the applicable local law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds or such portion of Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.05(b) to the extent provided herein, (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition, any Foreign Casualty Event or Excess Cash Flow would have a material adverse tax cost consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation) with respect to such Net Cash Proceeds or such portion of Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary, provided that, in the case of this clause (ii), on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.05(b) (or any portion of such Excess Cash Flow would have been so required if it were Net Cash Proceeds), (x) the Company applies an amount equal to such Net Cash Proceeds or such portion of Excess Cash Flow to such reinvestments or prepayments as if such Net Cash Proceeds or such portion of Excess Cash Flow had been received by the Company rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds or such portion of Excess Cash Flow had been repatriated (or, if less, the Net Cash Proceeds or Excess Cash Flow that would be calculated if received by such Foreign Subsidiary) or (y) such Net Cash Proceeds or such portion of Excess Cash Flow are applied to the repayment of Indebtedness of a Foreign Subsidiary.

(c) (i)On the Restatement Effective Date, substantially contemporaneously with the borrowing of the Tranche B-3 Term Loans, the Company shall apply the Net Cash Proceeds thereof to prepay Tranche B-1 Term Loans and Tranche B-2 Term Loans. Subject to clause (iii) below, such prepayment shall be applied first to the prepayment of an aggregate principal amount of Tranche B-2 Term Loans equal to the sum of (x) the Specified Repayment Percentage thereof plus (y) $25,000,000, and second to the prepayment of Tranche B-1 Term Loans.

(ii) (A) The prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied in direct order of maturity to repayments thereof required pursuant to Section 2.07(a) and (B) each such prepayment shall be paid to the Lenders in accordance with their respective Pro Rata Shares, subject to clause (iii) of this Section 2.05(c).

(iii) Each Tranche B-2 Term Lender shall have the right to refuse all (but not less than all) of the prepayment of its Tranche B-2 Term Loans pursuant to paragraph (i) of this Section 2.05(c); provided that written notice of such refusal shall have been delivered by such Lender to the Administrative Agent at least three Business Days prior to the Restatement Effective Date (or such shorter period as the Administrative Agent may agree). The aggregate amount of prepayments so refused by the Tranche B-2 Term Lenders shall be applied to prepay Tranche B-1 Term Loans in accordance with paragraph (i) of this Section 2.05(c).

(iv) The provisions of paragraphs (vi) and (vii) of Section 2.05(b) shall apply equally to this Section 2.05(c), mutatis mutandis.

(d) (i)If any Refinancing Term Loans are borrowed or any Permitted Credit Agreement Refinancing Debt is issued or incurred, the Company shall cause to be prepaid, on the date of the borrowing of such Refinancing Term Loans or the date of the incurrence or issuance of Permitted Credit Agreement Refinancing Debt, an aggregate principal amount of Term Loans in an amount equal to 100% of all Net Cash Proceeds of such Refinancing Term Loans or Permitted Credit Agreement Refinancing Debt.

(ii) Each prepayment of Term Loans pursuant to this Section 2.05(d) shall be paid to the Appropriate Lenders in accordance with their respective Pro Rata Shares. Each prepayment pursuant to this Section 2.05(d) shall be applied to the Class or Classes of Term Loans in such manner and in such order as the Company may determine.

(iii) The provisions of paragraphs (vi) and (vii) of Section 2.05(b) shall apply equally to this Section 2.05(d), mutatis mutandis.

(e) Repricing Protection. If, prior to the first anniversary of the Restatement Effective Date, (i) this Agreement is amended in any manner that has the effect of reducing the Effective Yield then in effect with respect to the Tranche B-2 Term Loans or Tranche B-3 Term Loans (other than any waiver of default interest) or (ii) all or any portion of the Tranche B-2 Term Loans or Tranche B-3 Term Loans is prepaid with the proceeds of, or all or any of such Term Loans are converted into, any new or replacement tranche of, term loan Indebtedness (including any new or additional term loans incurred hereunder) that has an Effective Yield that is less than the Effective Yield of the Tranche B-2 Term Loans or Tranche B-3 Term Loans being prepaid or converted, then in each case, the Borrower shall pay to the Administrative Agent, (x) in the case of clause (i), for the account of each Tranche B-2 Term Lender and Tranche B-3 Term Lender that (A) consents to such amendment or (B) is required to assign its Tranche B-2 Term Loans or Tranche B-3 Term Loans, as applicable, pursuant to Section 3.07 as a result of its failure to consent to such amendment, a fee in an amount equal to 1.00% of such Lender’s Tranche B-2 Term Loans or Tranche B-3 Term Loans, as applicable, outstanding on the effective date of such amendment and (y) in the case of clause (ii), for the account of each Tranche B-2 Term Lender and Tranche B-3 Term Lender, a fee in an amount equal to 1.00% of such Lender’s Tranche B-2 Term Loans or Tranche B-3 Term Loans, as applicable, that are so prepaid or converted; provided that this Section 2.05(e) shall not apply to any prepayment or amendment of Tranche B-2 Term Loans or Tranche B-3 Term Loans made in connection with the repayment in full of all outstanding Loans and the termination of the Commitments in connection with a transaction that, when consummated, triggers or would have triggered a Change of Control.

SECTION 2.06. Termination or Reduction of Commitments. Optional. (a) The Company may, upon written notice to the Administrative Agent, terminate the unused Commitments of any Class, or from time to time permanently reduce the unused Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent one (1) Business Day prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $500,000 in excess thereof and (iii) if, after giving effect to any reduction of the Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility, such sublimit shall be automatically reduced by the amount of such excess. The amount of any such Commitment reduction shall not be applied to the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Company. Notwithstanding the foregoing, the Company may rescind or postpone any notice of termination of the Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.

(b) Mandatory. The Term Commitment (as defined in the Original Credit Agreement) of each Term Lender (as defined in the Original Credit Agreement) was automatically and permanently reduced to zero upon the making of such Term Lender’s Term Loans pursuant to Section 2.01(a) of the Original Credit Agreement. The Term Commitment of each Tranche B-3 Term Lender shall terminate as provided in the Amendment Agreement. The Revolving Credit Commitments shall terminate on the Maturity Date for the Revolving Credit Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused portions of the Letter of Credit Sublimit, the Swing Line Sublimit or the unused Commitments of any Class under this Section 2.06. Upon any reduction of unused Commitments of any Class, the Commitment of each Lender of such Class shall be reduced by such Lender’s Pro Rata Share of the amount by which such Commitments are reduced (other than the termination of the Commitment of any Lender as provided in Section 3.07). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

SECTION 2.07. Repayment of Loans. (a) Term Loans. The Company shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders (i) on the last Business Day of each March, June, September and December, commencing with (x) March 31, 2008, an aggregate amount equal to 0.25% of the aggregate principal amount of all Original Term Loans outstanding on the Closing Date and (y) June 30, 2012, an aggregate amount equal to 0.25% of the aggregate principal amount of all Tranche B-3 Term Loans outstanding on the Restatement Effective Date (which payments shall, in each case, be reduced as a result of, and after giving effect to, the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the applicable Maturity Date with respect to each Class of Term Loans, the aggregate principal amount of all Term Loans of such Class outstanding on such date.

(b) Revolving Credit Loans. The Company shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all of its Revolving Credit Loans outstanding on such date.

(c) Swing Line Loans. The Company shall repay its Swing Line Loans on the Maturity Date for the Revolving Credit Facility.

SECTION 2.08. Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Revolving Credit Loans.

(b) The Company shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) All computations of interest hereunder shall be made in accordance with Section 2.10.

SECTION 2.09. Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate with respect to commitment fees times the actual daily amount by which the aggregate Revolving Credit Commitment exceeds the sum of (A) Outstanding Amount of Revolving Credit Loans and (B) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Restatement Effective Date until the Maturity Date for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Restatement Effective Date, and on the Maturity Date for the Revolving Credit Facility. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(b) Other Fees. The Company shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Company and the applicable Agent).

SECTION 2.10. Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of three hundred and sixty-five (365) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred and sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

SECTION 2.11. Evidence of Indebtedness. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the

Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Company, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Company and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Company shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its account or accounts pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Company to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Company under this Agreement and the other Loan Documents.

SECTION 2.12. Payments Generally. (a) All payments to be made by the Company shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Company hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata

Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received, in the Administrative Agent’s sole discretion, on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Except as otherwise provided, if any payment to be made by the Company shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(c) Unless the Company or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Company or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Company or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

(i) if the Company failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Company to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Company, and the Company shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Company may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Company with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Company by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(e) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

SECTION 2.13. Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations and Swing Line Loans held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Company agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

SECTION 2.14. Incremental Credit Extensions. (a) The Company may at any time or from time to time after the Closing Date, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly deliver a copy to each of the Lenders), request (a) one or more additional classes of term loans (the “Incremental Term Loans”) or (b) one or more increases in the amount of the Revolving Credit Commitments (each such increase, a “Revolving Commitment Increase”); provided that (i) both at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, no Default or Event of Default shall exist and at the time that any such Incremental Term Loan is made (and after giving effect thereto) no Default or Event of Default shall exist and (ii) the Company shall be in compliance with the covenant set forth in Section 7.11 determined on a Pro Forma Basis as of the last day of the most recent Test Period ended prior to the applicable Incremental Facility Closing Date, in each case, as if such Incremental Term Loans or Revolving Commitment Increase, as applicable, had been outstanding on the last day of such Test Period. Each tranche of Incremental Term Loans and each Revolving Commitment Increase shall be in an aggregate principal amount that is not less than $20,000,000 (provided that such amount may be less than $20,000,000 if such amount represents all remaining availability under the limit set forth in the next sentence). Notwithstanding anything to the contrary herein, the aggregate amount of the Incremental Term Loans and the Revolving Commitment Increases shall not exceed, at the time of the incurrence of any such Incremental Term Loans or Revolving Commitment Increases, the Incremental Amount at such time. Each tranche of Incremental Term Loans (a) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the Term Loans, (b) shall not mature earlier than the Latest Maturity Date, (c) shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity then in effect for any Term Loans outstanding at the time of the incurrence of such Incremental Term Loans and (d) except as set forth above, shall be treated substantially the same as the Term Loans (in each case, including with respect to mandatory and voluntary prepayments); provided that (i) the terms and conditions applicable to Incremental Term Loans may be materially different from those of the Term Loans to the extent such differences are reasonably acceptable to the Administrative Agent and (ii) the interest rates, margins, rate floors, upfront fees, funding discounts, original issue discounts and prepayment premiums and amortization schedule applicable to the Incremental Term Loans shall be determined by the Company and the lenders thereof. Each notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Term Loans or Revolving Commitment Increases. Incremental Term Loans may be made, and Revolving Commitment Increases may be provided, by any existing Lender (and each existing Term Lender will have the right, but not an obligation, to make a portion of any Incremental Term Loan, and each existing Revolving Credit Lender will have the right, but no obligation, to provide a portion of any Revolving Commitment Increase, in each case on terms permitted in this Section 2.14 and otherwise on terms reasonably acceptable to the Administrative Agent) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Lender”); provided that the Administrative Agent and each L/C Issuer (in the case of a Revolving Commitment Increase) shall have consented (not to be unreasonably withheld) to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Revolving Commitment Increases if such consent would be required under Section 10.07(b) for an assignment of Loans or Revolving Credit Commitments, as applicable, to such Lender or Additional Lender. Commitments in respect of Incremental Term Loans and Revolving Commitment Increases shall become Commitments (or in the case of a Revolving Commitment Increase to be provided by an existing Revolving Credit Lender, an increase in such Lender’s applicable Revolving Credit Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this

Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Company, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section (including, if applicable, any amendment necessary to treat any Incremental Term Loans as a new “Class” of Loans hereunder). The effectiveness of (and, in the case of any Incremental Amendment for an Incremental Term Loan, the borrowing under) any Incremental Amendment shall be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 4.02 shall be deemed to refer to the effective date of such Incremental Amendment) and such other conditions as the parties thereto shall agree. The Company will use the proceeds of the Incremental Term Loans and Revolving Commitment Increases for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Incremental Term Loans or Revolving Commitment Increases, unless it so agrees. Upon each increase in the Revolving Credit Commitments pursuant to this Section, each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”) in respect of such increase, and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding Letters of Credit and Swing Line Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (i) participations hereunder in Letters of Credit and (ii) participations hereunder in Swing Line Loans held by each Revolving Credit Lender (including each such Revolving Commitment Increase Lender) will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (b) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the effectiveness of such Revolving Commitment Increase be prepaid from the proceeds of additional Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.05. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(b) This Section 2.14 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.15. Refinancing Term Loans.

(a) The Company may on one or more occasions, by written notice to the Administrative Agent, request the establishment of one or more additional tranches of term loans denominated in Dollars under this Agreement (“Refinancing Term Loans”), the proceeds of which shall be used to refinance all or any portion of any outstanding Class of Term Loans. Each such notice shall specify the date (each, a “Refinancing Term Loan Effective Date”) on which the Company proposes that the Refinancing Term Loans shall be made, which shall be a date not less than 10 Business Days nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent, unless otherwise agreed by the Administrative Agent. The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among the Company, Holdings, each other Loan Party, the Administrative Agent and the Refinancing Term Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”); provided that no Refinancing Term Loan Amendment or the obligation of any Refinancing Term Lender to make a Refinancing Term Loan shall become effective unless:

(i) both before and after giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Term Loan Effective Date each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the Refinancing Term Loan Effective Date);

(ii) such Refinancing Term Loans shall mature no earlier than the Latest Maturity Date and the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the then remaining Weighted Average Life to Maturity of any Term Loans outstanding at the time of such refinancing;

(iii) all covenants and other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees and interest rates, margins, rate floors, prepayment premiums and the amortization schedules (subject to clause (ii) above) applicable to such Loans, which shall be as agreed between the Company and the lenders providing such Refinancing Term Loans) shall be substantially the same as, or less favorable to the Refinancing Term Lenders than, those applicable to the Term Loans then outstanding under this Agreement except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date or such covenants or other terms apply equally for the benefit of the other Lenders;

(iv) the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Refinancing Term Loans are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent;

(v) Holdings and the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith; and

(vi) substantially concurrently with the borrowing of the Refinancing Term Loans, the Company shall repay or prepay then outstanding Borrowings of Term Loans of any Class in an aggregate principal amount equal to the Net Cash Proceeds of the Refinancing Term Loans in accordance with Section 2.05(d).

(b) The Company may approach any Lender or any other Person that is an Eligible Assignee pursuant to Section 10.07 to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Lender”); provided that each Refinancing Term Lender, if not already a Lender, an Affiliate of a Lender or an Approved Fund, shall otherwise be reasonably acceptable to the Administrative Agent. Any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Term Loan Effective Date shall be designated a “Class” of Term Loans for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment, Incremental Amendment or Extension Agreement), be designated as an increase in any previously established Class of Term Loans made to the Company.

(c) Each Refinancing Term Loan Amendment shall be binding on the lenders party thereto, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Term Loan Amendment. Each Refinancing Term Loan Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section (including any amendments necessary to treat the Refinancing Term Loans as a new “Class” of loans hereunder).

(d) This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.16. Replacement Revolving Credit Commitments.

(a) The Company may on one or more occasions, by written notice to the Administrative Agent, request the refinancing of all outstanding Revolving Credit Commitments (the “Refinanced Revolving Credit Commitments”) with replacement revolving credit commitments established hereunder (the “Replacement Revolving Credit Commitments”). Each such notice shall specify the date (each, a

“Replacement Revolving Credit Facility Effective Date”) on which the Company proposes that the Replacement Revolving Credit Commitments shall become effective, which shall be a date not less than 10 Business Days nor more than 30 Business Days after the date on which such notice is delivered to the Administrative Agent, unless otherwise agreed by the Administrative Agent. The Replacement Revolving Credit Commitments shall be established pursuant to an amendment to this Agreement among the Company, Holdings, each other Loan Party, the Administrative Agent, the Swing Line Lender, (or any replacement Swing Line Lender) each L/C Issuer (or any replacement L/C Issuer) and the Replacement Revolving Credit Lenders providing such Replacement Revolving Credit Commitments (a “Replacement Revolving Credit Facility Amendment”) provided that no Replacement Revolving Credit Facility Amendment or Replacement Revolving Credit Commitments shall become effective unless:

(i) both before and after giving effect to the establishment of such Replacement Revolving Credit Commitments (and any extensions of credit pursuant thereto) on the Replacement Revolving Credit Facility Effective Date each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the Replacement Revolving Credit Facility Effective Date);

(ii) substantially concurrently with the effectiveness thereof, all of the Refinanced Revolving Credit Commitments in effect immediately prior to such effectiveness shall be terminated, and all the Revolving Credit Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid (it being understood, however, than any Letters of Credit may continue to be outstanding hereunder) and the aggregate amount of such Replacement Revolving Credit Commitments shall not exceed the aggregate principal amount of such Refinanced Revolving Credit Commitments;

(iii) the Replacement Revolving Credit Commitments shall have a scheduled termination date no earlier than the Maturity Date of the Refinanced Revolving Credit Commitments;

(iv) all covenants and other terms applicable to such Replacement Revolving Credit Commitments (other than provisions relating to (x) upfront and other fees, interest rates and margins, discounts and premiums, which shall be as agreed between the Company and the lenders providing such Replacing Revolving Credit Commitments and (y) the amount of any Letter of Credit Sublimit or Swing Line Sublimit under such Replacement Revolving Credit Facility, which shall be as agreed between the Company, the Lenders providing such Replacement Revolving Credit Commitments, the Administrative Agent, the L/C Issuer, (or any replacement L/C Issuer), and the Swing Line Lender (or any replacement Swing Line Lender) under such Replacement Revolving Credit Facility) shall be substantially similar to, or less favorable to the Replacement

Revolving Credit Lenders than, those applicable to such Refinanced Revolving Credit Commitments, except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date;

(v) the Loan Parties and the Collateral Agent shall enter into such amendments to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Replacement Revolving Credit Commitments and the extensions of credit thereunder are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent; and

(vi) Holdings and the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith.

(b) The Company may approach any Lender or any other Person that is an Eligible Assignee in respect of a Revolving Credit Commitment pursuant to Section 10.07 to provide all or a portion of the Replacement Revolving Credit Commitments (a “Replacement Revolving Credit Lender”); provided that each Replacement Revolving Credit Lender shall be approved by each L/C Issuer and the Swing Line Lender and the Administrative Agent (such approval not to be unreasonably withheld). Any Lender offered or approached to provide all or any portion of the Replacement Revolving Credit Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Credit Commitment.

(c) Each Replacement Revolving Credit Facility Amendment shall be binding on the lenders party thereto, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Replacement Revolving Credit Facility Amendment. Each Replacement Revolving Credit Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section 2.16.

(d) This Section 2.16 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

SECTION 2.17. Extension Offers. (a) The Company may, on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all Lenders of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Borrower.

Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed by the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans and Commitments of the Lenders of the Extension Request Class that accept the applicable Extension Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans and Commitments of such Extension Request Class.

(b) The Borrower and each Accepting Lender shall execute and deliver to the Administrative Agent an extension agreement (each, an “Extension Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the Permitted Amendments and the terms and conditions thereof; provided that no Extension Agreement shall become effective unless:

(i) both before and after giving effect to the effectiveness of such Extension Agreement, each of the conditions set forth in paragraphs (a) and (b) of Section 4.02 shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in Section 4.02 shall be deemed to refer to the date of such effectiveness);

(ii) the Loan Parties and the Collateral Agent shall enter into such amendments, if any, to the Collateral Documents as may be reasonably requested by the Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Loans and Commitments of the Accepting Lenders, as modified by the Extension Agreement, are provided with the benefit of the applicable Collateral Documents and shall deliver such other documents, certificates and opinions of counsel in connection therewith as may be reasonably requested by the Collateral Agent; and

(iii) Holdings and the Company shall have delivered to the Administrative Agent such legal opinions, board resolutions, secretary’s certificates, officer’s certificates and other documents as shall be reasonably requested by the Administrative Agent in connection therewith.

(c) Each Extension Agreement shall be binding on the lenders party thereto, the Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension Agreement. Each Extension Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Company, to effect the provisions of this Section (including any amendments necessary to treat the Loans and/or Commitments of the Accepting Lenders as a new “Class” of loans or commitments, as applicable, hereunder); provided that, in the case of any Extension Offer relating to Revolving

Credit Commitments or Revolving Credit Loans, except as otherwise agreed to by each L/C Issuer and the Swing Line Lender, (i) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Letter of Credit or Swing Line Loan as between the commitments of such new “Class” and the remaining Revolving Credit Commitments shall be made on a ratable basis as between the commitments of such new “Class” and the remaining Revolving Credit Commitments until the Maturity Date with respect to all such remaining Revolving Credit Commitments and (ii) the Letter of Credit Expiration Date and the Maturity Date, as such terms are used in reference to Letters of Credit and Swing Line Loans, respectively, may not be extended without the prior written consent of each L/C Issuer and the Swing Line Lender, as applicable.

SECTION 2.18. Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Credit Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: (A) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any L/C Issuer or the Swing Line Lender hereunder; (C) third, to Cash Collateralize any L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.18(d); (D) fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; (E) fifth, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (1) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (2) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18(d); (F) sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuers or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that, notwithstanding anything to the contrary herein, if such payment is a payment of the principal amount of any Loans or L/C Disbursements, such payment shall be applied to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied in accordance with the waterfall set forth above. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. (A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender.

(A) Each Defaulting Lender shall be entitled to receive Letter of Credit fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Shares of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.18(d)

(B) With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Company shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer and the Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Share (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise notified the Administrative Agent at such time, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, (1) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (2) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.18(d).

(b) Defaulting Lender Cure. If the Company, the Administrative Agent and each Swing Line Lender and L/C Issuer agree in writing that a Revolving Credit Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Revolving Credit Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Revolving Credit Lenders in accordance with the Commitments under the Revolving Credit Facility (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Swing Line Loans and Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no L/C Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect thereto.

(d) Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any L/C Issuer (with a copy to the Administrative Agent) the Company shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(i) Grant of Security Interest. The Company, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of L/C Obligations, to be applied pursuant to clause (ii) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.18(d) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce any L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.18(d) following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each L/C Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.14, the Person providing Cash Collateral and each L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Company, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

SECTION 3.01. Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Company (the term Company under Article III being deemed to include any Subsidiary for whose account a Letter of Credit is issued) to or for the account of any Agent or any Lender under any Loan

Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, U.S. Federal withholding taxes imposed under FATCA and, in each case, all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Company shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions, (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Company shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Company fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Company shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.

(b) In addition, the Company agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).

(c) The Company agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Company with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.

(d) Each Lender shall severally indemnify the Administrative Agent for (i) the full amount of taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such taxes and without limiting the obligation of the Company to do so), (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07 relating to the maintenance of a Participant Register and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Payment under this clause (d) shall be made within thirty (30) days after the date the Administrative Agent makes a demand therefor. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) The Company shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to United States withholding taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Company (and provided that nothing in this clause (e) shall be construed as relieving the Company from any obligation to make such payments or indemnification with respect to United States withholding taxes in the event of a change in Lending Office or place of organization that precedes a change in Laws to the extent such withholding taxes result from a change in Laws).

(f) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to United States withholding tax at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, withholding tax imposed by such jurisdiction at such rate shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Assumption pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date.

(g) If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(h) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Company pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Company under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Company, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Company, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Company’s request, provide the Company with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof.

(i) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (c) with respect to such Lender it will, if requested by the Company, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the sole judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.01(i) shall affect or postpone any of the Obligations of the Company or the rights of such Lender pursuant to Section 3.01(a) or (c).

SECTION 3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Company shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Company shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

SECTION 3.03. Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

SECTION 3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the Closing Date, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c)), then from time to time within fifteen (15) days after demand by such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the Closing Date, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital to a level below that which such Lender or its parent could have achieved but for such introduction, change or interpretation), then from time to time upon demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Company shall pay to such Lender such additional amounts as will compensate such Lender for such reduction within fifteen (15) days after receipt of such demand.

(c) The Company shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Company shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Company shall not be required to compensate a Lender pursuant to Section 3.04(a), (b) or (c) for any such increased cost or reduction incurred more than one hundred and eighty (180) days prior to the date that such Lender demands, or notifies the Company in writing of its intention to demand, compensation therefor; provided, further, that, if the circumstance giving rise to such increased cost or reduction is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e) If any Lender requests compensation under this Section 3.04, then such Lender will, if requested by the Company, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided, further, that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Company or the rights of such Lender pursuant to Section 3.04(a), (b), (c) or (d).

SECTION 3.05. Funding Losses. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Company (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Company to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

SECTION 3.06. Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article III shall deliver a certificate to the Company setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.

(b) With respect to any Lender’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Company shall not be required to compensate such Lender for any amount incurred more than one hundred and eighty (180) days prior to the date that such Lender notifies the Company of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Company under Section 3.04, the Company may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

(d) If any Lender gives notice to the Company (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

SECTION 3.07. Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Company becomes obligated to pay additional amounts or indemnity payments described in Section 3.01 or Section 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Company may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Company in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Company to find a replacement Lender or other such Person; and provided, further, that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.

(b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, and (ii) deliver any Notes evidencing such Loans to the Company or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations and Swing Line Loans, (B) all obligations of the Company owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full (including the amounts of any interest, fees or any other amounts accrued for the account of such Lender to the date of such payment on any such outstanding Loans or participations in L/C Obligations or Swing Line Loans) by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Company, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 3.07.

(c) Notwithstanding anything to the contrary contained above, any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to each such outstanding Letter of Credit and the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(d) In the event that (i) the Company or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

SECTION 3.08. Survival. All of the Company’s obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

Conditions Precedent to Credit Extensions

SECTION 4.01. [Reserved].

SECTION 4.02. Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of the Company and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Credit Extension, except for such representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(b) With respect to any request for an Extension of Credit to occur after the Closing Date, no Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The Administrative Agent and, if applicable, the relevant L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

The Company represents and warrants to the Administrative Agent and the Lenders that:

SECTION 5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) in the case of the Loan Parties only, execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (c), (d) or (e), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) (x) any Notes Documentation or (y) any other Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i) or (c) of this Section 5.02, to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.03. Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.04. Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5.05. Financial Statements; No Material Adverse Effect. (a) (i) The Audited Financial Statements and the Unaudited Financial Statements fairly present in all material respects the financial condition of each of the Company and its consolidated Subsidiaries and the Target (as defined in the Original Credit Agreement) and its consolidated Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, subject, in the case of the Unaudited Financial Statements, to changes resulting from audit, normal year-end adjustments and absence of footnotes. During the period from December 31, 2006 to and including the Closing Date, there has been (i) no sale, transfer or other disposition by either of the Company and its consolidated Subsidiaries or the Target and its consolidated Subsidiaries of any material part of the business or property of either of the Company and its consolidated Subsidiaries or the Target and its consolidated Subsidiaries, taken as a whole and (ii) no purchase or other acquisition by either of the Company and its consolidated Subsidiaries or the Target and its consolidated Subsidiaries of any business or property (including any Equity Interests of any other Person) material in relation to the consolidated financial condition of either of the Company and its consolidated Subsidiaries or the Target and its consolidated Subsidiaries, in each case, which is not reflected in the foregoing financial statements or in the notes thereto has not otherwise been disclosed in writing to the Lenders prior to the Closing Date or in any public filing made by either the Company or the Target, as applicable, with the SEC.

(ii) The unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries as at September 29, 2007 (including the notes thereto) (the “Pro Forma Balance Sheet”) and the unaudited pro forma consolidated statement of operations of the Company and its Subsidiaries for the most recent fiscal year, the nine-months ended September 29, 2007 and the 12-month period ending on September 29, 2007 (together with the Pro Forma Balance Sheet, the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent for further delivery to each Lender, have been prepared giving effect (as if such events had occurred on such date or at the beginning of such periods, as the case may be) to the Transaction and all other transactions that would be required to be given pro forma effect by Regulation S-X promulgated under the Exchange Act (including other adjustments consistent with the definition of Pro Forma Adjustment or as otherwise agreed between the Company and the Administrative Agent). The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by the Company to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of the Company and its Subsidiaries as at September 29, 2007 and their estimated results of operations for the periods covered thereby, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of the periods covered thereby.

(b) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The forecasts of consolidated balance sheets, income statements and cash flow statements of the Company and its Subsidiaries for each fiscal year ending after the Closing Date until the seventh anniversary of the Closing Date, copies of which have been furnished to the Administrative Agent prior to the Closing Date, have been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such forecasts, it being understood that actual results may vary from such forecasts and that such variations may be material.

SECTION 5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 5.07. No Default. Neither the Company nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation (other than Contractual Obligations in respect of Indebtedness) that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.08. Ownership of Property; Liens. Set forth on Schedule 5.08 hereto is a complete list of all real property owned by any Loan Party or any of its Subsidiaries with a book value in excess of $5,000,000 as of the Closing Date, showing as of the Closing Date the relevant jurisdiction thereof. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.09. Environmental Compliance. (a) There are no claims, actions, suits, or proceedings alleging potential liability or responsibility for violation of, or otherwise relating to, any Environmental Law that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Except as specifically disclosed in Schedule 5.09(b) or except as could not reasonably be expected to have, individually or in the aggregate, a Material

Adverse Effect, (i) none of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Person on any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries and Hazardous Materials have not otherwise been released, discharged or disposed of by any of the Loan Parties and their Subsidiaries at any other location.

(c) The properties owned, leased or operated by the Company and the Subsidiaries do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require remedial action under, or (iii) could give rise to liability under, Environmental Laws, which violations, remedial actions and liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(d) Except as specifically disclosed in Schedule 5.09(d), neither the Company nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law except for such investigation or assessment or remedial or response action that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(e) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

(f) Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, none of the Loan Parties and their Subsidiaries has contractually assumed any liability or obligation under or relating to any Environmental Law.

SECTION 5.10. Taxes. Except as set forth in Schedule 5.10 or except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.

SECTION 5.11. ERISA Compliance. (a) Except as set forth in Schedule 5.11(a) or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has failed to satisfy the minimum funding standards (as defined in Section 412 of the Code or Section 302 of ERISA), applicable to such Pension Plan, in each instance whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.12. Subsidiaries; Equity Interests. As of the Closing Date, neither Holdings nor any Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in Material Subsidiaries have been validly issued, are fully paid and nonassessable and all Equity Interests owned by Holdings or a Loan Party are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary, (b) sets forth the ownership interest of the Company and any other Subsidiary in each Subsidiary, including the percentage of such ownership and (c) identifies each Subsidiary the Equity Interests of which are required to be pledged on the Closing Date pursuant to the Collateral and Guarantee Requirement.

SECTION 5.13. Margin Regulations; Investment Company Act. (a) The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

SECTION 5.14. Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.

SECTION 5.15. Solvency. On the Closing Date after giving effect to the Transaction, the Loan Parties, on a consolidated basis, are Solvent.

SECTION 5.16. Subordination of Junior Financing. The Obligations are “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any Junior Financing Documentation.

SECTION 5.17. Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Company or its Subsidiaries pending or, to the knowledge of the Company, threatened; (b) hours worked by and payment made to employees of each of the Company or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with such matters; and (c) all payments due from any of the Company or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.

SECTION 5.18. Food and Drug. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company and/or its Subsidiaries have all requisite permits, licenses, and approvals that are required under the Laws of the United States Food and Drug Administration (the “FDA”) (the “FDA Laws”) for the operation of the business of the Company and its Subsidiaries (collectively, the “FDA Permits”) and such FDA Permits (a) are valid and in full force and effect, (b) have not been reversed, stayed, set aside, annulled, or suspended and (c) are not subject to any conditions or requirements that are not generally imposed on the holders thereof. The Company and/or its Subsidiaries are in compliance with all applicable FDA Laws, including, without limitation, current good manufacturing practice requirements except as could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.19. Clinical Trials. Except as could not reasonably be expected to result in a Material Adverse Effect: (a) the Company and its Subsidiaries have received all investigational exemptions from the FDA (including investigational device exemptions and investigational new drug exemptions) for all products requiring such exemptions (the “Investigational Exemptions”) and (b) such products (i) are being used by the Company and its Subsidiaries in clinical investigations, trials, studies and otherwise in accordance with the terms of the applicable Investigational Exemption, and (ii) have not been and are not being sold or distributed outside the terms of such Investigational Exemptions.

SECTION 5.20. State Food and Drug Laws. Except as could not reasonably be expected to result in a Material Adverse Effect, each of the Company and its Subsidiaries have all requisite licenses, permits, authorizations, consents, clearances, and other approvals under the food and drug Laws of each state in which the Company and its Subsidiaries operate (collectively, the “State Permits”) and that are required for the operation of the business of the Company and its Subsidiaries under the Laws of such states and such State Permits (i) are valid and in full force and effect, (ii) have not been reversed, stayed, set aside, annulled, or suspended, and (iii) are not subject to any conditions or requirements that are not generally imposed on the holders thereof.

SECTION 5.21. HIPAA. Except as could not reasonably be expected to result in a Material Adverse Effect, to the extent the Company or any of its Subsidiaries is a “covered entity” as defined in the Privacy Regulations (45 CFR 160.103) promulgated pursuant to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) or the Company or any of its Subsidiaries are subject to or covered by the so called “Administrative Simplification” provisions of HIPAA, the Company and its Subsidiaries are HIPAA-Compliant. For purposes hereof, “HIPAA-Compliant” shall mean that the Company or its Subsidiaries, as the case may be, is or will be in compliance in all material respects with each of the applicable requirements of the so-called “Administrative Simplification” provisions of HIPAA on and as of each date that any part thereof, or any final rule or regulations thereunder, becomes effective in accordance with its or their terms, as the case may be.

SECTION 5.22. Medicare, Medicaid and Fraud and Abuse. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries that bill the Medicare program are in compliance with the conditions of participation imposed by the Social Security Act of 1935, as amended, and the U.S. Secretary of Health and Human Services. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries, as the case may be, have a Medicare provider or supplier agreement and a Medicare provider or supplier number in effect covering each location at which the Company and its Subsidiaries, as the case may be, accepts Medicare patients. Except as could not reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries have a Medicaid provider agreement and Medicaid provider number in force in each state in which the Company or its Subsidiaries bill the Medicaid program.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations not then due and payable), or any Letter of Credit shall remain outstanding (unless such Letters of Credit shall have been collateralized on terms and conditions reasonably satisfactory to the relevant L/C Issuers following termination of the Commitment), the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:

SECTION 6.01. Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) as soon as available, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b) as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Company as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) as soon as available, and in any event no later than ninety (90) days after the end of each fiscal year of the Company, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Company and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect; and

(d) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of the Company and the Restricted Subsidiaries by furnishing (A) the applicable financial statements of Holdings (or any other direct or indirect parent of Holdings, including the Parent) or (B) the Company or Holdings (or any other direct or indirect parent thereof), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to Holdings (or another parent of the Company, including the Parent), such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to Holdings (or such parent), on the one hand, and the information relating to the Company and the Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

SECTION 6.02. Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:

(a) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent registered public accounting firm certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of an Event of Default resulting from a violation of Section 7.11 or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five (5) days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company and, if such Compliance Certificate demonstrates an Event of Default resulting from a violation of Section 7.11, any of the Equity Investors may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to Section 8.05; provided that the delivery of a Notice of Intent to Cure, in and of itself without the corresponding application of proceeds from a Permitted Equity Issuance pursuant to Section 8.05, shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document;

(c) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Company files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material requests or material notices received by any Loan Party (other than in the ordinary course of business) or material statements or material reports furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any Notes Documentation or Junior Financing Documentation in a principal amount greater than the Threshold Amount and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b) at the end of each fiscal year of the Company, (i) a report setting forth the information required by Section 3.03(c) of the Security Agreement or confirming that there has been no change in such information since the Closing Date or the date of the last such report or any interim report, and (ii) a list of each Subsidiary that identifies each Subsidiary as a Restricted or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate; and

(f) such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request in writing.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or Section 6.02(d) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents on EDGAR, or provides a link thereto on Parent’s, Holdings’ or the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Company hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Company hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Company or its securities) (each, a “Public Lender”). the Company hereby agrees to make all Borrower Materials that the Company intends to be made available to Public Lenders clearly and conspicuously designated as “PUBLIC”. By designating Borrower Materials as “PUBLIC”, the Company authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the Company or its securities for purposes of United States Federal and state securities laws. Notwithstanding the foregoing, the Company shall not be under any obligation to mark any Borrower Materials “PUBLIC”.

SECTION 6.03. Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Company (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto.

SECTION 6.04. Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05 and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in the case of each of clauses (a) and (b) above (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 7.02, 7.04 or 7.05.

SECTION 6.06. Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.

SECTION 6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Company and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.

SECTION 6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 6.09. Books and Records. Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Company or such Subsidiary, as the case may be.

SECTION 6.10. Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Company’s expense; provided, further, that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Company at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Company the opportunity to participate in any discussions with the Company’s independent public accountants.

SECTION 6.11. Covenant to Guarantee Obligations and Give Security. At the Company’s expense, take all action necessary or reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including:

(a) upon the formation or acquisition of any Intermediate Holding Company or any new direct or indirect wholly owned Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party or the designation in accordance with Section 6.14 of any existing direct or indirect wholly owned Domestic Subsidiary as a Restricted Subsidiary (other than an Excluded Subsidiary):

(i) within thirty (30) days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion:

(A) cause each such Intermediate Holding Company or Restricted Subsidiary that is required to become a Guarantor under the Collateral and Guarantee Requirement to furnish to the Administrative Agent a description of the real properties owned by such Restricted Subsidiary that have a book value in excess of $5,000,000 in detail reasonably satisfactory to the Administrative Agent;

(B) cause each such Intermediate Holding Company or Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) Mortgages, Security Agreement Supplements, Intellectual Property Security Agreements, Guaranties and other security agreements and documents (including, with respect to Mortgages, the documents listed in Section 6.13(b)), in the case of such other security agreements and documents as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Mortgages, Security Agreement, Intellectual Property Security Agreements and other security agreements in effect on the Closing Date), in each case granting Liens required by the Collateral and Guarantee Requirement;

(C) (x) cause each such Intermediate Holding Company or Restricted Subsidiary that is required to become a Guarantor pursuant to the Collateral and Guarantee Requirement to deliver any and all certificates representing Equity Interests (to the extent certificated) that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness held by such Restricted Subsidiary and required to be pledged pursuant to the Collateral Documents, indorsed in blank to the Collateral Agent and (y) cause each direct parent of such Restricted Subsidiary to deliver any and all certificates representing the outstanding Equity Interests (to the extent certificated) of such Restricted

Subsidiary that are required to be pledged pursuant to the Collateral and Guarantee Requirement, accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the intercompany Indebtedness issued by such Restricted Subsidiary and required to be pledged in accordance with the Collateral Documents, indorsed in blank to the Collateral Agent;

(D) take and cause such Intermediate Holding Company or Intermediate Holding Company or Restricted Subsidiary to take whatever action (including the recording of Mortgages, the filing of Uniform Commercial Code financing statements and delivery of stock and membership interest certificates) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid Liens required by the Collateral and Guarantee Requirement, enforceable against all third parties in accordance with their terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity,

(ii) within thirty (30) days after the reasonable request therefor by the Administrative Agent, deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 6.11(a) as the Administrative Agent may reasonably request, and

(iii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each parcel of real property that is owned by such Intermediate Holding Company or Restricted Subsidiary and has a book value in excess of $5,000,000, to the extent such items are in the possession of, or under the control of, the Company, any existing title reports, surveys or environmental assessment reports.

(b) after the Closing Date, concurrently with (x) the acquisition of any material personal property by any Loan Party, or (y) the acquisition of any owned real property by any Loan Party with a book value in excess of $5,000,000, and such personal property or owned real property shall not already be subject to a perfected Lien pursuant to the Collateral Documents, the Company shall give notice thereof to the Administrative Agent and promptly thereafter shall cause such assets to be subjected to a Lien to the extent required by the Collateral and Guarantee Requirement and will take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, including, as applicable, the actions referred to in Section 6.13(b) with respect to real property.

SECTION 6.12. Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws.

SECTION 6.13. Further Assurances. (a) Promptly upon reasonable request by the Administrative Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to carry out more effectively the purposes of the Collateral Documents.

(b) In the case of any real property referred to in Section 6.11(b), provide the Administrative Agent with Mortgages with respect to such owned real property within thirty (30) days of the acquisition of such real property, together with:

(i) evidence that counterparts of the Mortgages have been duly executed, acknowledged and delivered and are in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Administrative Agent or the Collateral Agent (as appropriate) for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent;

(ii) fully paid American Land Title Association Lender’s Extended Coverage title insurance policies or the equivalent or other form available in each applicable jurisdiction (the “Mortgage Policies”) in form and substance, with endorsements and in amount, reasonably acceptable to the Administrative Agent (not to exceed the value of the real properties covered thereby), issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid subsisting Liens on the property described therein, free and clear of all defects and encumbrances, subject to Liens permitted by Section 7.01, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents) and such coinsurance and direct access reinsurance as the Administrative Agent may reasonably request;

(iii) opinions of local counsel for the Loan Parties in states in which the real properties are located, with respect to the enforceability and perfection of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent; and

(iv) such other evidence that all other actions that the Administrative Agent may reasonably deem necessary or desirable in order to create valid and subsisting Liens on the property described in the Mortgages has been taken.

SECTION 6.14. Designation of Subsidiaries. The board of directors of the Company may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Company and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenant set forth in Section 7.11 (and, as a condition precedent to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Company may not be designated as an Unrestricted Subsidiary and, (iv) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Second Lien Notes, the Senior Subordinated Notes, the Senior Unsecured Notes or any Junior Financing, as applicable, and (v) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Company therein at the date of designation in an amount equal to the net book value of the Company’s (as applicable) investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations not then due and payable), or any Letter of Credit shall remain outstanding (unless such Letters of Credit shall have been collateralized on terms and conditions reasonably satisfactory to the relevant L/C Issuers following the termination of the Commitments), the Company shall not, nor shall it permit any of the Restricted Subsidiaries to, directly or indirectly:

SECTION 7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the Closing Date and listed on Schedule 7.01(b) and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(c) Liens for taxes, assessments or governmental charges which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary;

(f) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property which, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(e); provided that (i) such Liens attach concurrently with or within two hundred and seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property except for accessions to such property other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(j) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole or (ii) secure any Indebtedness;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.02(i) or (n) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(n) Liens on property of any Restricted Subsidiary that is not a Loan Party securing Indebtedness of the applicable Restricted Subsidiary permitted under Section 7.03;

(o) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.14), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) the Indebtedness secured thereby is permitted under Section 7.03(e) , (g), or (k);

(p) any interest or title of a lessor, sublessor, licensor, sublicensor under leases, subleases, licenses or sublicenses entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(q) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(r) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02 and reasonably customary initial deposit and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;

(s) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit, sweep accounts, or automatic clearing house accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(t) Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(u) (i) Liens placed upon the Equity Interests of any Restricted Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition and (ii) Liens placed upon the assets of such Restricted Subsidiary and any of its Subsidiaries to secure a Guarantee by such Restricted Subsidiary and its Subsidiaries of any such Indebtedness incurred pursuant to Section 7.03(g) in connection with such Permitted Acquisition;

(v) any modification, replacements, renewals of any Liens permitted by clauses (b), (i), (o) and (u); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;

(w) Liens on property of any Foreign Subsidiary securing Indebtedness incurred pursuant to Section 7.03(s);

(x) ground leases or subleases in respect of real property on which facilities owned, leased or subleased by the Company or any of its Subsidiaries are located;

(y) other Liens securing Indebtedness or other obligations outstanding in an aggregate amount not to exceed $35,000,000;

(z) Liens arising from precautionary Uniform Commercial Code financing statement filings;

(aa) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(bb) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Material Subsidiary;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing the obligations under the Second Lien Notes Documents or any Permitted Refinancing thereof; provided that such Liens are subordinated to the Liens securing the Obligations in accordance with, and are otherwise subject to, the terms of the Second Lien Intercreditor Agreement;

(ee) Subject to the terms of the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable, Liens securing the obligations under the documents governing Permitted Additional Incremental Debt and any Permitted Refinancing thereof; and

(ff) Subject to the terms of the Second Lien Intercreditor Agreement, Liens securing the obligations under the documents governing Permitted Credit Agreement Refinancing Debt and any Permitted Refinancing thereof.

SECTION 7.02. Investments. Make or hold any Investments, except:

(a) Investments by the Company or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

(b) loans or advances to officers, directors and employees of the Company (or any direct or indirect parent thereof) and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes of the Company and the Restricted Subsidiaries, (ii) in connection with such Person’s purchase of Equity Interests of the Company (or any direct or indirect parent thereof; provided that the amount of such loans and advances shall be contributed to the Company in cash as common equity), and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount at any time outstanding not exceeding $10,000,000;

(c) Investments (i) by the Company or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party, or (iii) by the Company or any Restricted Subsidiary (A) in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of such Investments by Loan Parties in Restricted Subsidiaries that are not Loan Parties made on and after the Restatement Effective Date (together with, but without duplication of, the aggregate consideration paid in respect of Permitted Acquisitions of Persons that do not become Loan Parties pursuant to Section 7.02(i)(B) (but excluding any consideration funded under the proviso thereto) shall not exceed $325,000,000 (net of any amount representing a return of capital in respect of any such Investment) in the aggregate; provided further that, such amount shall be increased by (i) the net cash proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied and (ii) if, as of the last day of the immediately preceding Test Period, the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.00:1, the Available Amount at the time such Investment is made, (B) in any Restricted Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Restricted Subsidiary for Indebtedness of such Restricted Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Restricted Subsidiaries that are not Loan Parties owing to any Loan Party, to the extent such Guarantees are permitted under Section 7.03;

(d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;

(f) Investments (i) existing or contemplated on the Restatement Effective Date and set forth on Schedule 7.02(f) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) existing on the Restatement Effective Date by the Company or any Restricted Subsidiary in the Company or any other Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment as of the Restatement Effective Date or as otherwise permitted by this Section 7.02;

(g) Investments in Swap Contracts permitted under Section 7.03;

(h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;

(i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a Subsidiary of the Company (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):

(A) subject to clause (B) below, such purchase or acquisition shall result in the issuer of such Equity Interests or the entity acquiring such property, assets or businesses, as the case may be, becoming a Restricted Subsidiary (if such entity is not a Restricted Subsidiary prior thereto) and, to the extent required under the Collateral and Guarantee Requirement, a Guarantor, and such purchase or acquisition shall result in the Collateral Agent being granted a security interest in any such Equity Interests or assets so acquired to the extent required by Section 6.11, within the times specified therein;

(B) the aggregate amount of consideration paid in respect of acquisitions of Persons that do not become Loan Parties (together with, but without duplication of, the aggregate amount of all Investments in Restricted Subsidiaries that are not Loan Parties pursuant to Section 7.02(c)(iii)(A) (but excluding any such amounts under the second proviso thereto)) shall not exceed $325,000,000 (net of any amounts representing a return of capital in respect of any such Investment) in the aggregate during the term of this Agreement; provided that, such amount shall be increased by (i) the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied and (ii) if, as of the last day of the immediately preceding Test Period, the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.00:1, the Available Amount at the time such Investment is made;

(C) the acquired property, assets, business or Person is in the same or related line of business as the Company and its Subsidiaries;

(D) the board of directors (or similar governing body) of the Person to be so purchased or acquired shall not have indicated publicly its opposition to the consummation of such purchase or acquisition (which opposition has not been publicly withdrawn);

(E) (1) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing and (2) immediately after giving effect to such purchase or other acquisition, (I) the Company and the Restricted Subsidiaries shall be in Pro Forma Compliance with the covenant set forth in Section 7.11 as of the last day of the Test Period immediately preceding such purchase or other acquisition and (II) the Total Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the Test Period immediately preceding such purchase or other acquisition shall not be greater than 7.50:1 (provided that the requirements of this clause (E)(2)(II) shall not apply to any such purchases or other acquisitions the aggregate consideration in respect of which does not exceed $25,000,000), and compliance with the requirements of the foregoing clauses (E)(2)(I) and (E)(2)(II), to the extent applicable, shall be evidenced by a certificate from the Chief Financial Officer of the Company demonstrating such compliance calculation in reasonable detail; and

(F) the Company shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this Section 7.02(i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;

(j) [reserved];

(k) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(l) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(m) loans and advances to the Company (or any direct or indirect parent thereof) in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to the Company (or such parent) in accordance with Section 7.06(f), (g), (h) or (i);

(n) so long as immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed the greater of $150,000,000 and 4.0% of Total Assets in the aggregate for all such Investments made after the Restatement Effective Date, net of any amount representing return of capital in respect of any such Investment and valued at the time of the making thereof; provided that, such amount shall be increased by (i) the net cash proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied and (ii) if, as of the last day of the immediately preceding Test Period, the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.00:1, the Available Amount at the time such Investment is made;

(o) advances of payroll payments to employees in the ordinary course of business;

(p) Investments to the extent that payment for such Investments is made solely with capital stock of the Company (or any direct or indirect parent thereof);

(q) Investments held by a Restricted Subsidiary acquired after the Closing Date or of a Person merged into the Company or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(r) Guarantee Obligations of the Company or any Restricted Subsidiary in respect of leases (other than Capitalized Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(s) loans and advances to independent sales Persons against commissions in an aggregate amount at any time outstanding not to exceed $15,000,000; and

(t) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

provided that no Investment in an Unrestricted Subsidiary that would otherwise be permitted under this Section 7.02 shall be permitted hereunder to the extent that any portion of such Investment is used to make any prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings.

SECTION 7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness of the Company and any of its Subsidiaries under the Loan Documents;

(b) (i) Indebtedness outstanding on the Closing Date and listed on Schedule 7.03(b) and any Permitted Refinancing thereof and (ii) intercompany Indebtedness outstanding on the Closing Date;

(c) Guarantee Obligations of the Company and the Restricted Subsidiaries in respect of Indebtedness of the Company or any Restricted Subsidiary otherwise permitted hereunder (except that a Restricted Subsidiary that is not a Loan Party may not, by virtue of this Section 7.03(c), guarantee Indebtedness that such Restricted Subsidiary could not otherwise incur under this Section 7.03); provided that (A) no Guarantee Obligations of any Restricted Subsidiary of any Existing Note, New Note, or Junior Financing shall be permitted unless such Restricted Subsidiary shall have also provided a Guarantee of the Obligations substantially on the terms set forth in the Guaranty and (B) if the Indebtedness being guaranteed is subordinated to the Obligations, such Guarantee Obligation shall be subordinated to the Guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness;

(d) Subject to Section 7.02(c), Indebtedness of the Company or any Restricted Subsidiary owing to the Company or any other Restricted Subsidiary; provided that, all such Indebtedness of any Loan Party owed to any Person that is not a Loan Party shall be subject to the subordination terms set forth in Section 5.03 of the Security Agreement;

(e) So long as immediately after giving effect to the incurrence of any such Attributable Indebtedness or other Indebtedness, the Company and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 7.11 as of the last day of the immediately preceding Test Period, (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred and seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);

(f) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodity pricing risks incurred in the ordinary course of business and not for speculative purposes;

(g) Indebtedness of the Company and the Restricted Subsidiaries (i) assumed in connection with any Permitted Acquisition or (ii) incurred to finance a Permitted Acquisition, in each case, that is secured only by the assets or business acquired in the applicable Permitted Acquisition (including any acquired Equity Interests) and so long as both immediately prior and after giving effect thereto, (A) no Default shall exist or result therefrom, (B) the Company and the Restricted Subsidiaries will be in Pro Forma Compliance with the covenant set forth in Section 7.11 as of the last day of the immediately preceding Test Period, and (C) the aggregate principal amount of such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof at any time outstanding pursuant to this paragraph (g) does not exceed $40,000,000; provided that the aggregate amount of Indebtedness of Persons that are not Loan Parties incurred pursuant to, and outstanding at any time under, this clause (g) (and any Permitted Refinancing thereof) and clause (z) of Section 7.03(h) below shall not exceed $150,000,000 at any time outstanding;

(h) (i) Indebtedness of the Company and the Restricted Subsidiaries (A) assumed in connection with any Permitted Acquisition; provided that (x) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness assumed in reliance on this sub-clause (A) (excluding for purposes of the basket calculation in this clause (y), however, any such Indebtedness that is unsecured and subordinated and otherwise satisfies the requirements of clauses (v), (w)(1), (x) and (y) of the proviso below) does not exceed $75,000,000 at any time outstanding, or (B) incurred to finance a Permitted Acquisition and (ii) any Permitted Refinancing of either of the foregoing; provided, in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (v) is unsecured or is subordinated to the Obligations on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Indenture as of the date of the issuance of the Senior Subordinated Notes, (w) both immediately prior and after giving effect thereto, (1) no Default shall exist or result therefrom and (2) the Total Leverage Ratio (calculated on a Pro Forma Basis) shall not be greater than 7.50 to 1.0, (x) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the Latest Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (y) hereof), (y) has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to the Company as the terms and conditions of the 2018 Notes as of the date of the issuance thereof; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Company has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); and (z) with respect to such Indebtedness described in the immediately preceding clause (B), such Indebtedness is either incurred by the Company or a Guarantor or, if such Indebtedness is incurred by a Restricted Subsidiary that is not a Loan Party, the aggregate amount of such Indebtedness of Persons that are not Loan Parties incurred pursuant to, and outstanding at any time under, this clause (z) (and any Permitted Refinancing thereof) and Section 7.03(g) shall not exceed $150,000,000 at any time outstanding;

(i) Indebtedness representing deferred compensation to employees of Holdings (or any direct or indirect parent thereof), the Company and the Restricted Subsidiaries incurred in the ordinary course of business;

(j) Indebtedness to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company (or any direct or indirect parent thereof) permitted by Section 7.06;

(k) Indebtedness incurred by the Company or the Restricted Subsidiaries in a Permitted Acquisition, any other Investment expressly permitted hereunder or any Disposition, in each case to the extent constituting indemnification obligations or obligations in respect of purchase price (including earn-outs) or other similar adjustments;

(l) Indebtedness consisting of obligations of the Company or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;

(m) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections, automatic clearinghouse arrangements and similar arrangements in each case in connection with deposit accounts;

(n) Indebtedness in an aggregate principal amount not to exceed $150,000,000 at any time outstanding;

(o) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(p) Indebtedness incurred by the Company or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within 30 days following the incurrence thereof;

(q) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Company or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(r) unsecured Indebtedness of the Company or any Restricted Subsidiary; provided that, (i) both immediately prior and after giving Pro Forma Effect to such incurrence (A) no Default shall exist or result therefrom and (B) the Total Leverage Ratio shall not be greater than 6.00 to 1.0 and (ii) if such Indebtedness is subordinated to the Obligations, it is done so on terms no less favorable to the Lenders than the subordination terms set forth in the Senior Subordinated Notes Indenture as of the date of the issuance of the Senior Subordinated Notes; provided, further, that Restricted Subsidiaries that are not Loan Parties may not incur Indebtedness pursuant to this clause (s) in excess of $200,000,000 at any time outstanding;

(s) Indebtedness incurred by a Foreign Subsidiary which, when aggregated with the principal amount of all other Indebtedness incurred pursuant to this clause (s) and then outstanding, does not exceed 5% of Foreign Subsidiary Total Assets;

(t) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(u) Indebtedness in respect of the Senior Subordinated Notes, the Senior Unsecured Notes and any Permitted Refinancing thereof;

(v) Permitted Credit Agreement Refinancing Debt and any Permitted Refinancing thereof;

(w) Indebtedness in respect of the Second Lien Notes and any Permitted Refinancing thereof;

(x) Permitted Additional Incremental Debt and any Permitted Refinancing thereof; and

(y) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (x) above.

For purposes of determining compliance with this Section 7.03, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (y) above, the Company shall, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that (i) all Indebtedness outstanding under the Loan Documents will be deemed to have been incurred on such date in reliance only on the exception in clause (a) of Section 7.03, and (ii) all Indebtedness outstanding under the Senior Subordinated Notes or the Senior Unsecured Notes will be deemed to have been incurred on such date in reliance only on the exception of clause (u) of Section 7.03.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.03.

SECTION 7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:

(a) any Restricted Subsidiary may merge with (i) the Company (including a merger, the purpose of which is to reorganize the Company into a new jurisdiction); provided that (x) the Company shall be the continuing or surviving Person and such merger does not result in the Company ceasing to be incorporated under the Laws of the United States, any state thereof or the District of Columbia, or (ii) any one or more other Restricted Subsidiaries; provided that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person;

(b) (i) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (ii) any Subsidiary may liquidate or dissolve or change its legal form if (x) the Company determines in good faith that such action is in the best interests of the Company and its Subsidiaries and if not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Loan Party, any assets or business not otherwise disposed of or transferred in accordance with Section 7.02 or 7.05 or, in the case of any such business, discontinued, shall be transferred to or otherwise owned or conducted by another Loan Party after giving effect to such liquidation or dissolution;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor or the Company, then (i) the transferee must either be the Company or a Guarantor or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;

(d) so long as no Default exists or would result therefrom, the Company may merge or consolidate with any other Person; provided that (i) the Company shall be the continuing or surviving corporation or (ii) if the Person formed by or surviving any such merger or consolidation is not the Company (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) the Successor Company shall expressly assume all the obligations of the Company under this Agreement and the other Loan Documents to which the Company is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (C) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Guaranty confirmed that its Guarantee shall apply to the Successor Company’s obligations under this Agreement, (D) each Guarantor, unless it is the other party to such merger or consolidation, shall have by a supplement to the Security Agreement confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, (E) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have by an amendment to or restatement of the applicable Mortgage (or other instrument reasonably satisfactory to the Administrative Agent) confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under this Agreement, and (F) the Company shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and such supplement to this Agreement or any Collateral Document preserves the enforceability of this Agreement, the Guaranty and the Collateral Documents and the perfection of the Liens under the Collateral Documents; provided, further, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Company under this Agreement;

(e) so long as no Default exists or would result therefrom, any Restricted Subsidiary may merge with any other Person in order to effect an Investment permitted pursuant to Section 7.02; provided that the continuing or surviving Person shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11;

(f) [reserved];

(g) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 7.05, may be effected.

SECTION 7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of the Company and the Restricted Subsidiaries;

(b) Dispositions of inventory and immaterial assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to the Company or to a Restricted Subsidiary; provided that if the transferor of such property is a Guarantor or the Company (i) the transferee thereof must either be the Company or a Guarantor or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 7.02;

(e) Dispositions permitted by Sections 7.02, 7.04 and 7.06 and Liens permitted by Section 7.01;

(f) Dispositions of property pursuant to sale-leaseback transactions; provided that the fair market value of all property so Disposed of after the Closing Date (taken together with the aggregate book value of all property Disposed of pursuant to Section 7.05(k)) shall not exceed 4.0% of Total Assets per year;

(g) Dispositions in the ordinary course of business of Cash Equivalents;

(h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and which do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events upon receipt of the Net Cash Proceeds of such Casualty Event;

(k) Dispositions of property not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (k) (taken together with the aggregate fair market value of all property Disposed of pursuant to Section 7.05(f)) shall not exceed 4.0% of Total Assets per year and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $10,000,000, the Company or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash or Cash Equivalents (in each case, free and clear of all Liens at the time received, other than nonconsensual Liens permitted by Section 7.01 and Liens permitted by Section 7.01(r) and clauses (i) and (ii) of Section 7.01(s)); provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Company and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition and (C) any Designated Non-Cash Consideration received by the Company or such Restricted Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not in excess of 1.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) Dispositions listed on Schedule 7.05(l);

(m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(n) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

(o) the unwinding of any Swap Contract pursuant to its terms;

provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Sections 7.05(e) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition. To the extent any Collateral is Disposed of as expressly permitted by this Section 7.05 to any Person other than the Company or any Restricted Subsidiary, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent or the Collateral Agent, as applicable, shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

SECTION 7.06. Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:

(a) each Restricted Subsidiary may make Restricted Payments to the Company and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Company and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(b) the Company and each Restricted Subsidiary may declare and make Restricted Payments payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;

(c) [reserved];

(d) to the extent constituting Restricted Payments, the Company and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.02, 7.04 or 7.08 other than Section 7.08(f);

(e) repurchases of Equity Interests in the Company (or any direct or indirect parent thereof) or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(f) the Company or any Restricted Subsidiary may pay (or make Restricted Payments to allow any direct or indirect parent thereof to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Company (or of any such parent of the Company) by any present or former manager, employee, director or consultant of the Company (or any direct or indirect parent of the Company) or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any manager, employee, director or consultant of the Company (or any direct or indirect parent thereof) or any of its Subsidiaries; provided that the aggregate amount of Restricted Payments made pursuant to this clause (f) shall not exceed $10,000,000 in any calendar year (which shall increase to $20,000,000 subsequent to the consummation of a Qualifying IPO) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $20,000,000 in any calendar year or $40,000,000 subsequent to the consummation of a Qualifying IPO, respectively); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(i) to the extent contributed to the Company, the net cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Company or any of the Company’s direct or indirect parent companies, in each case to members of management, employees, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Closing Date, to the extent the net cash proceeds from the sale of such Equity Interests have been Not Otherwise Applied; plus

(ii) the net cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries; less

(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this Section 7.06(f);

(g) the Company and its Restricted Subsidiaries may make Restricted Payments to any direct or indirect parent of the Company:

(i) the proceeds of which will be used to pay the tax liability to each relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns for the relevant jurisdiction of such parent attributable to the ownership or operations of the Company and its Subsidiaries determined as if the Company and its Subsidiaries filed a separate consolidated federal income tax return as if they were corporations;

(ii) the proceeds of which shall be used to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties), which are reasonable and customary and incurred in the ordinary course of business, attributable to the ownership or operations of the Company and its Subsidiaries, in an aggregate amount not to exceed $2,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of any direct or indirect parent of the Company;

(iii) the proceeds of which shall be used to pay management and monitoring fees to the extent permitted by Section 7.08(e) and related indemnities and reasonable expenses and franchise taxes and other fees, taxes and expenses required to maintain its direct or indirect parents’ corporate existence;

(iv) to finance any Investment permitted to be made pursuant to Section 7.02; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) any direct or indirect parent of the Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Company or its Restricted Subsidiaries or (2) the merger (to the extent permitted in Section 7.04) of the Person formed or acquired into the

Company or its Restricted Subsidiaries in order to consummate such Permitted Acquisition, in each case, in accordance with the requirements of Section 6.11; and

(v) the proceeds of which shall be used to pay costs, fees and expenses (other than to Affiliates) related to any unsuccessful equity or debt offering permitted by this Agreement;

(vi) the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, employees and consultants of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and its Restricted Subsidiaries;

(h) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Company may make additional Restricted Payments in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 7.13(a)(v) and (2) loans and advances to any direct or indirect parent of the Company made pursuant to Section 7.02(m) in lieu of Restricted Payments permitted by this clause (h), not to exceed the sum of (i) $15,000,000, (ii) the aggregate amount of the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied and (iii) if the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) as of the last day of the immediately preceding Test Period is not greater than 4.00:1, the Available Amount at the time such Restricted Payment is made;

(i) So long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, at any time on or after the fifth anniversary of the date of issuance of any Permitted Holdings Debt, the Company may make Restricted Payments to any direct or indirect parent thereof in an amount not in excess of the amount of regularly scheduled cash interest payable during the period of 30 days following the date of such Restricted Payment on outstanding Permitted Holdings Debt, provided that (A) any such Restricted Payment relating to any such cash interest payment must be paid not earlier than 30 days prior to the date when such cash interest is required to be paid by such parent and the proceeds must be applied by such parent to the payment of such interest when due and (B) the Interest Coverage Ratio (calculated on a Pro Forma Basis) as of the last day of the immediately preceding Test Period is not less than 2.00:1.

Notwithstanding anything to the contrary herein, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment consisting of any proceeds from a Permitted Equity Issuance made pursuant to Section 8.05.

SECTION 7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Company and the Restricted Subsidiaries on the Closing Date or any business reasonably related or ancillary thereto.

SECTION 7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business, other than (a) transactions among Loan Parties or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction, (b) on terms substantially as favorable to the Company or such Restricted Subsidiary as would be obtainable by the Company (or any direct or indirect parent thereof), or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) [reserved], (d) the issuance of Equity Interests to the officers, directors, employees and consultants of the Company (or any direct or indirect parent thereof) or any of its Subsidiaries in connection with the Transaction, (e) the payment of management and monitoring fees to the Sponsors in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Sponsor Management Agreement as in effect on the Closing Date and any Sponsor Termination Fees not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Closing Date and related indemnities and reasonable expenses, (f) equity issuances, repurchases, retirements or other acquisitions or retirements of Equity Interests by the Company (or any direct or indirect parent thereof) permitted under Section 7.06, (g) loans and other transactions by the Company and the Restricted Subsidiaries to the extent permitted under Article VII, (h) employment and severance arrangements between the Company (or any direct or indirect parent thereof) and the Restricted Subsidiaries and their respective directors, officers and employees in the ordinary course of business of the Company and the Restricted Subsidiaries and transactions pursuant to stock option and employee benefit plans and arrangements, (i) payments by the Company and the Restricted Subsidiaries pursuant to the tax sharing agreements among the Company (and any such parent thereof), and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Company and the Restricted Subsidiaries, (j) the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, officers and employees of the Company (or any direct or indirect parent thereof) and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Company (or such parent thereof) and the Restricted Subsidiaries, (k) transactions pursuant to permitted agreements in existence on the Closing Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (l) dividends, redemptions and repurchases permitted under Section 7.06, and (m) customary payments by the Company or any Restricted Subsidiary to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Company, in good faith.

SECTION 7.09. Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Company that is not a Guarantor to make Restricted Payments to the Company or any Guarantor or (b) the Company or any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Facilities and the Obligations or under the Loan Documents; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which (i) (x) exist on the Closing Date and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation, (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Company, so long as such Contractual Obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Company; provided, further, that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.14, (iii) represent Indebtedness of a Restricted Subsidiary of the Company which is not a Loan Party which is permitted by Section 7.03, (iv) arise in connection with any Disposition permitted by Section 7.05, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture entered into in the ordinary course of business, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (viii) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(e), 7.03(g) or 7.03(s) to the extent that such restrictions apply only to the property or assets securing such Indebtedness or, in the case of Indebtedness incurred pursuant to Section 7.03(g) only, to the Company or the Restricted Subsidiaries incurring or guaranteeing such Indebtedness, (ix) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, (x) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (xi) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (xii) are customary restrictions contained in the Second Lien Notes Indenture, the Senior Subordinated Notes Indenture, the News Notes Indenture or any Junior Financing Documentation, (xiii) arise in connection with cash or other deposits permitted under Section 7.01, and (xvi) are imposed by Law or by any Governmental Authority.

SECTION 7.10. Use of Proceeds. (a) Use the proceeds of the Tranche B-3 Term Loans for any purpose other than to repay the Tranche B-1 Term Loans and the Tranche B-2 Term Loans in accordance with Section 2.05(c) and to pay fees and expenses incurred in connection with the transactions contemplated by the Amendment Agreement. Use the proceeds of Revolving Credit Loans incurred on or after the Closing Date for any purpose other than working capital and other general corporate purposes of the Company and its Subsidiaries, including the financing of Permitted Acquisitions. Use Letters of Credit and the proceeds of Swing Line Loans for any purpose other than general corporate purposes of the Company and its Subsidiaries.

SECTION 7.11. Financial Covenant. Permit the Senior Secured First Lien Leverage Ratio as of the last day of any Test Period (beginning with the Test Period ending on March 31, 2012) to be greater than the ratio set forth below opposite the last day of such Test Period:

Fiscal Year	First Quarter End	Second Quarter End	Third Quarter End	Fourth Quarter End
2012	4.25:1	4.25:1	4.25:1	4.25:1
2013	4.25:1	4.25:1	4.25:1	4.00:1
2014	4.00:1	4.00:1	4.00:1	3.75:1
2015	3.75:1	3.75:1	3.75:1	3.50:1
2016	3.50:1	3.50:1	3.50:1	3.25:1
2017	3.25:1	3.25:1

Any provision of this Agreement that contains a requirement for the Company to be in compliance with the covenant contained in this Section 7.11 prior to the time that this covenant is otherwise applicable shall be deemed to require that the Senior Secured First Lien Leverage Ratio for the applicable Test Period not be greater than 4.25:1.00.

SECTION 7.12. Accounting Changes. Make any change in fiscal year; provided, however, that the Company may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Company and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

SECTION 7.13. Prepayments, Etc. of Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (it being understood that payments of regularly scheduled interest shall be permitted) the Senior Subordinated Notes, any subordinated Indebtedness incurred under Section 7.03(h) or any other Indebtedness that is or is required to be subordinated to the Obligations pursuant to the terms of the Loan

Documents (collectively, “Junior Financing”) or make any payment in violation of any subordination terms of any Junior Financing Documentation, except (i) the refinancing thereof with the Net Cash Proceeds of any Indebtedness (to the extent such Indebtedness constitutes a Permitted Refinancing and, if applicable, is permitted pursuant to Section 7.03(h)), to the extent not required to prepay any Loans or Facility pursuant to Section 2.05(b), (ii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of the Company or any of its direct or indirect parents, (iii) the prepayment of Indebtedness of the Company or any Restricted Subsidiary to the Company or any Restricted Subsidiary to the extent permitted by the Collateral Documents and (iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to Section 7.06(h) and (2) loans and advances to the Company (or any direct or indirect parent thereof) made pursuant to Section 7.02(m), not to exceed the sum of (i) $15,000,000, (ii) the amount of the Net Cash Proceeds of Permitted Equity Issuances (other than Permitted Equity Issuances made pursuant to Section 8.05) that are Not Otherwise Applied and (iii) if, as of the last day of the immediately preceding Test Period the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.00:1, the amount of Available Amount at the time such prepayment, redemption, purchase, defeasance or other payment is made; provided that, notwithstanding the foregoing, any Junior Financing incurred after the Closing Date other than a Permitted Refinancing of Senior Subordinated Notes may be prepaid, redeemed, purchased, defeased or otherwise satisfied if, both immediately prior to and after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (ii) as of the last day of the immediately preceding Test Period the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis) is not greater than 4.00:1.

(b) Amend, modify or change in any manner materially adverse to the interests of the Lenders any term or condition of any Junior Financing Documentation.

SECTION 7.14. Equity Interests of the Company and Restricted Subsidiaries. Permit any Domestic Subsidiary that is a Restricted Subsidiary to be a non-wholly owned Subsidiary, except (i) as a result of or in connection with a dissolution, merger, consolidation or Disposition of a Restricted Subsidiary permitted by Section 7.04, 7.05 or an Investment in any Person permitted under Section 7.02 or (ii) so long as such Restricted Subsidiary continues to be a Guarantor.

ARTICLE VIII

Events of Default and Remedies

SECTION 8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Company or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Company) or Article VII; provided that any Event of Default under Section 7.11 is subject to cure as contemplated by Section 8.05; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for thirty (30) days after receipt by the Company of written notice thereof from the Administrative Agent; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. The Company or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder) having an aggregate principal amount of not less than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or any other event occurs (other than, with respect to Indebtedness consisting of Swap Agreements, termination events or equivalent events pursuant to the terms of such Swap Agreements), the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity; provided that this clause (e)(B) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or

(g) Attachment. Any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgment or order shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.11 shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected lien, with the priority required by the Collateral Documents and the Intercreditor Agreements, (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements and except as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage, or (ii) any of the Equity Interests of the Company ceasing to be pledged pursuant to the Security Agreement free of Liens other than Liens created by the Security Agreement, the Second Lien Notes Collateral Documents or any documents governing any Permitted Refinancing thereof (in each case, subject to the Second Lien Intercreditor Agreement), documents governing any Permitted Credit Agreement Refinancing Debt or Permitted Additional Incremental Debt or any Permitted Refinancing of any thereof (in each case, subject to the First Lien Intercreditor Agreement or the Second Lien Intercreditor Agreement, as applicable) or any nonconsensual Liens arising solely by operation of Law; or

(m) Junior Financing Documentation. (i) Any of the Obligations of the Loan Parties under the Loan Documents for any reason shall cease to be “Senior Indebtedness” (or any comparable term) or “Senior Secured Financing” (or any comparable term) under, and as defined in any Junior Financing Documentation or (ii) the subordination provisions set forth in any Junior Financing Documentation shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of any Junior Financing, if applicable.

SECTION 8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may and, at the request of the Required Lenders, shall take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Company under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

SECTION 8.03. Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Restricted Subsidiary affected by any event or circumstances referred to in any such clause that did not, as of the last day of the most recent completed fiscal quarter of the Company, have assets with a value in excess of 5% of the consolidated total assets of the Company and the Restricted Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of the Company and the Restricted Subsidiaries (it being agreed that all Restricted Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Restricted Subsidiary, for purposes of determining whether the condition specified above is satisfied).

SECTION 8.04. Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs payable under Section 10.05 and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and L/C Borrowings, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, the Swap Termination Value under Secured Hedge Agreements and the Cash Management Obligations, ratably among the Lenders and the other Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit;

Sixth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c) and to the extent an Event of Default shall be continuing at such time, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above and, if no Obligations remain outstanding, to the Company.

SECTION 8.05. Company’s Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 8.01, in the event of any Event of Default under any covenant set forth in Section 7.11 and until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to the applicable fiscal quarter hereunder, Holdings (or any Intermediate Holding Company or any direct or indirect parent of Holdings) or the Company may engage in a Permitted Equity Issuance to any of the Equity Investors and apply the amount of the net cash proceeds thereof to increase Consolidated EBITDA with respect to such applicable quarter; provided that such net cash proceeds (i) are actually received by the Company (including through capital contribution of such net cash proceeds to the Company) no later than ten

(10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, and (ii) do not exceed the aggregate amount necessary to cure such Event of Default under Section 7.11 for any applicable period.

The parties hereby acknowledge that this Section 8.05(a) may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.11 and shall not result in any adjustment to any amounts other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

(b) In each period (i) of four fiscal quarters, there shall be at least one (1) fiscal quarter in which no cure set forth in Section 8.05(a) is made and (ii) of eight fiscal quarters, there shall be at least four (4) fiscal quarters, in which no cure set forth in Section 8.05(a) is made.

ARTICLE IX

Administrative Agent and Other Agents

SECTION 9.01. Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall have no duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.

(c) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Hedge Bank) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest created by the Collateral Documents for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(d) Each Lender hereby (i) agrees that it will be bound by and will take no actions contrary to the provisions of the First Lien Intercreditor Agreement and the Second Lien Intercreditor Agreement and (ii) authorizes the Administrative Agent and the Collateral Agent to negotiate, execute and deliver on behalf of the Secured Parties each of the First Lien Intercreditor Agreement (and any amendment or amendment and restatement thereof to effect the provisions hereof) and the Second Lien Intercreditor Agreement and to subject the Liens securing the Obligations to the provisions thereof.

(e) Except as provided in Sections 9.09 and 9.11, the provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings, such sub-agents as shall be deemed necessary by the Administrative Agent and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).

SECTION 9.03. Liability of Agents. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

SECTION 9.04. Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Company referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.

SECTION 9.06. Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

SECTION 9.07. Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of the Administrative Agent.

SECTION 9.08. Agents in their Individual Capacities. Credit Suisse AG and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Credit Suisse AG were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Credit Suisse AG or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Credit Suisse AG shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include Credit Suisse AG in its individual capacity.

SECTION 9.09. Successor Agents. The Administrative Agent may resign as the Administrative Agent upon thirty (30) days’ notice to the Lenders and the Company. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Company at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Company shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Company, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent,” shall mean such successor administrative agent and/or supplemental administrative agent, as the case may be, and the retiring Administrative Agent’s appointment, powers and duties as the Administrative Agent shall be terminated. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent by the date which is thirty (30) days following the retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Collateral Documents or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

SECTION 9.10. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 9.11. Collateral and Guaranty Matters. The Lenders irrevocably agree:

(a) that any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) obligations under Secured Hedge Agreements, (y) Cash Management Obligations and (z) contingent indemnification obligations not yet accrued and payable) and the expiration or termination of all Letters of Credit (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to the relevant L/C Issuers following termination of the Commitments), (ii) at the time the property subject to such Lien is transferred or to be transferred as part of or in connection with any transfer permitted hereunder or under any other Loan Document to any Person other than Holdings, the Company or any Subsidiary Guarantor, (iii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders, or (iv) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) to release or subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i) or (o);

(c) that any Guarantor shall be automatically released from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary as a result of a transaction or designation permitted hereunder (including as a result of a Guarantor being redesignated as an Unrestricted Subsidiary); provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of the Second Lien Notes, the Senior Subordinated Notes, the Senior Unsecured Notes or any Junior Financing; and

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent will (and each Lender irrevocably authorizes the Administrative Agent to), at the Company’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.

SECTION 9.12. Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “co-syndication agent,” “documentation agent,” “joint bookrunner” or “arranger” (other than as set forth in clause (ii)) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

SECTION 9.13. Appointment of Supplemental Administrative Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent is hereby authorized to appoint an additional individual or institution selected by the Administrative Agent in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative sub-agent or administrative co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Administrative Agent” and collectively as “Supplemental Administrative Agents”).

(b) In the event that the Administrative Agent appoints a Supplemental Administrative Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Administrative Agent to the extent, and only to the extent, necessary to enable such Supplemental Administrative Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Administrative Agent shall run to and be enforceable by either the Administrative Agent or such Supplemental Administrative Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 that refer to the Administrative Agent shall inure to the benefit of such Supplemental Administrative Agent and all references therein to the Administrative Agent shall be deemed to be references to the Administrative Agent and/or such Supplemental Administrative Agent, as the context may require.

(c) Should any instrument in writing from the Company, Holdings or any other Loan Party be required by any Supplemental Administrative Agent so appointed by the Administrative Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Company or Holdings, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent. In case any Supplemental Administrative Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Administrative Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new Supplemental Administrative Agent.

ARTICLE X

Miscellaneous

SECTION 10.01. Amendments, Etc. Except as otherwise set forth in this Agreement (including pursuant to Section 2.14), no amendment, modification, supplement or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and each such amendment, modification, supplement, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, modification, supplement, waiver or consent shall:

(a) extend or increase the Commitment of any Lender without the written consent of each Lender directly affected thereby (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal or interest under Section 2.07 or 2.08 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iii) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, it being understood that any change to the definition of Senior Secured Leverage Ratio, Total Leverage Ratio, Interest Coverage Ratio or in the component definitions of each thereof shall not constitute a reduction in the rate; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Company to pay interest or Letter of Credit fees at the Default Rate;

(d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Sections 2.05(b)(v)(B), 2.06(c), 8.04 or 2.13 without the written consent of each Lender affected thereby;

(e) other than in a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Guarantees, without the written consent of each Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of an L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.07(i) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; and (v) the consent of Lenders holding more than 50% of any Class of Commitments shall be required with respect to any amendment that by its terms adversely affects the rights of such Class in respect of payments hereunder in a manner different than such amendment affects other Classes. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders) and (y) any amendment, waiver or consent requiring the consent of all Lenders or each affected Lender and which affects any Defaulting Lender in a disproportionate and adverse manner shall require the approval of such Defaulting Lender.

Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Company (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Credit Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Company and the Lenders providing Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Rate for such Replacement Term Loans shall not be higher than the Applicable Rate for such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the applicable Term Loans) and (d) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or no less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing.

Notwithstanding anything to the contrary contained in Section 10.01, in consultation with the Administrative Agent, the Company and the Arrangers may without the input or consent of the Lenders, effect amendments to this Agreement and the other Loan Documents as may be necessary or appropriate in the opinion of the Arrangers to effect the provisions of Section 2.14.

Notwithstanding anything to the contrary contained in Section 10.01, guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Company without the need to obtain the consent of any other Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

SECTION 10.02. Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to Holdings, the Company, the Administrative Agent, an L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lender.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c) and shall require the prior consent of each of the Administrative Agent, the L/C Issuers and the Swing Line Lender to such form of delivery with respect to any notice delivered pursuant to Article II or Section 6.03(a)), when delivered; provided that notices and other communications to the Administrative Agent, the L/C Issuers and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile or other Electronic Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile or other electronic transmission (i.e. a “pdf” or “tif”). The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.

(c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Company in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

SECTION 10.04. Attorney Costs, Expenses and Taxes. The Company agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cravath, Swaine & Moore LLP and such local counsel in any material jurisdiction retained with your consent, and (b) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent). The foregoing costs and expenses shall include all reasonable search, filing, recording and title insurance charges and fees and taxes related thereto. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Company of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

SECTION 10.05. Indemnification by the Company. Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Company, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Company, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (x) the gross negligence or willful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee or (y) a material breach of the Loan Documents any such Indemnitee or by any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee, in each case as determined by the final non-appealable judgment of a court of competent jurisdiction. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after written demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

SECTION 10.06. Payments Set Aside. To the extent that any payment by or on behalf of the Company is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

SECTION 10.07. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that, except as otherwise provided herein, neither Holdings nor the Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(f), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(i) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(f) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A) the Company; provided that no consent of the Company shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee;

(B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment (i) of all or any portion of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or (ii) to an Agent or an Affiliate of an Agent;

(C) each L/C Issuer at the time of such assignment; provided that no consent of the L/C Issuers shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent; and

(D) the Swing Line Lender; provided that no consent of the Swing Line Lender shall be required for any assignment of a Term Loan or any assignment to an Agent or an Affiliate of an Agent.

Notwithstanding the foregoing or anything to the contrary set forth herein, any assignment of any Loans or Commitments to a Company Affiliate or a Non-Debt Fund Affiliate shall also be subject to the requirements set forth in Section 10.07(l).

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (in the case of each Revolving Credit Facility), or $1,000,000 (in the case of a Term Loan) (provided that simultaneous assignments to or by two or more Approved Funds shall be aggregated for purposes of complying with such minimum assignment amount) unless each of the Company and the Administrative Agent otherwise consents; provided that (1) no such consent of the Company shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;

(B) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); and

(C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and all applicable tax forms.

This paragraph (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.

(c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Company (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(f).

(d) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Company, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, an Administrative Questionnaire completed in respect of the assignee (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Company, the Swing Line Lender and each L/C Issuer to such assignment and any applicable tax forms, the Administrative Agent shall promptly (i) accept such Assignment and Assumption and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Any Lender may at any time, without the consent of, or notice to, the Company or the Administrative Agent, the L/C Issuers or the Swing Line Lender, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(g), the Company agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

(g) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Company, to comply with Section 10.15 as though it were a Lender.

(h) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Company under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee Obligation or credit or liquidity enhancement to such SPC.

(j) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it and (2) any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(k) Notwithstanding anything to the contrary contained herein, any L/C Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Company and the Lenders, resign as an L/C Issuer or the Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer or the Swing Line Lender shall have identified a successor L/C Issuer or Swing Line Lender reasonably acceptable to the Company willing to accept its appointment as successor L/C Issuer or Swing Line Lender, as applicable. In the event of any such resignation of an L/C Issuer or the Swing Line Lender, the Company shall be entitled to appoint from among the Lenders willing to accept such appointment a successor L/C Issuer or Swing Line Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of the relevant L/C Issuer or the Swing Line Lender, as the case may be, except as expressly provided above. If an L/C Issuer resigns as an L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If the Swing

Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c).

(l) (i)Notwithstanding anything else to the contrary contained in this Agreement, any Lender may assign all or a portion of its Term Loans to any Non-Debt Fund Affiliate or Company Affiliate in accordance with Section 10.07(b); provided that:

(A) no Default or Event of Default has occurred or is continuing or would result therefrom;

(B) the assigning Lender and Non-Debt Fund Affiliate or Company Affiliate purchasing such Lender’s Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit L hereto (an “Affiliated Lender Assignment and Assumption”) in lieu of an Assignment and Assumption;

(C) for the avoidance of doubt, Lenders shall not be permitted to assign Revolving Credit Commitments or Revolving Credit Loans to any Company Affiliate or Non-Debt Fund Affiliate;

(D) any Term Loans assigned to any Company Affiliate shall be automatically and permanently cancelled upon the effectiveness of such assignment and will thereafter no longer be outstanding for any purpose hereunder; and

(E) no Term Loan may be assigned to a Non-Debt Fund Affiliates pursuant to this Section 10.07(l), if after giving effect to such assignment, Non-Debt Fund Affiliates in the aggregate would own in excess of 25% of all Term Loans then outstanding.

(ii) Notwithstanding anything to the contrary in this Agreement, no Non-Debt Fund Affiliate shall have any right to (i) attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender to which representatives of the Loan Parties are not invited, (ii) receive any information or material prepared by Administrative Agent or any Lender or any communication by or among Administrative Agent and/or one or more Lenders, except to the extent such information or materials have been made available to any Loan Party or its representatives (and in any case, other than the right to receive notices of prepayments and other administrative notices in respect of its Loans required to be delivered to Lenders pursuant to Article II), or (iii) make or bring (or participate in, other than as a passive participant in or recipient of its pro rata benefits of) any claim, in its capacity as a Lender, against the Administrative Agent, the Collateral Agent or any other Lender with respect to any duties or obligations or alleged duties or obligations of such Agent or any other such Lender under the Loan Documents.

Additionally, the Loan Parties and each Non-Debt Fund Affiliate hereby agree that if a case under Title 11 of the United States Code is commenced against any Loan Party, such Loan Party shall seek (and each Non-Debt Fund Affiliate shall consent) to provide that the vote of any Non-Debt Fund Affiliate (in its capacity as a Lender) with respect to any plan of reorganization of such Loan Party shall not be counted except that such Non-Debt Fund Affiliate’s vote (in its capacity as a Lender) may be counted to the extent any such plan of reorganization proposes to treat the Obligations held by such Non-Debt Fund Affiliate in a manner that is less favorable in any material respect to such Non-Debt Fund Affiliate than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower. Each Non-Debt Fund Affiliate hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Non-Debt Fund Affiliate’s attorney-in-fact, with full authority in the place and stead of such Non-Debt Fund Affiliate and in the name of such Non-Debt Fund Affiliate, from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this paragraph.

SECTION 10.08. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Company), to any pledgee referred to in Section 10.07(h), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Company; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or any of its Subsidiaries or any of their businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the Closing Date, such information is clearly identified at the time of delivery as confidential or (ii) is delivered pursuant to Section 6.01, 6.02 or 6.03 hereof.

SECTION 10.09. Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates is authorized at any time and from time to time, without prior notice to the Company or any other Loan Party, any such notice being waived by the Company (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates or such L/C Issuer and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates or such L/C Issuer and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent, such Lender or Affiliate, or such L/C Issuer or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender and each L/C Issuer agrees promptly to notify the Company and the Administrative Agent in writing after any such set off and application made by such Lender or L/C Issuer; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent, each Lender and each L/C Issuer under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent, such Lender and such L/C Issuer may have.

SECTION 10.10. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 10.11. Counterparts. Each Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile transmission or other electronic transmission (i.e. a “pdf” or “tif”) of an executed counterpart of a signature page to any Loan Document shall be effective as delivery of an original executed counterpart of such Loan Document. The Agents may also require that any such documents and signatures delivered by facsimile transmission or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by facsimile transmission or other electronic transmission.

SECTION 10.12. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 10.13. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than Obligations under Secured Hedge Agreements, Cash Management Obligations or contingent indemnification obligations not then due and payable) or any Letter of Credit shall remain outstanding.

SECTION 10.14. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15. Tax Forms. (a) (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Company and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Company or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Company or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Company and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Company and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Company with the meaning of Section 864(d) of the Code. Thereafter and from time to time at the request of the Company in writing, each such Foreign Lender shall (A) promptly submit to the Company and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Company and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Company or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Company and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Company or the Administrative Agent, and (B) promptly notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Company and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Company or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.

(iii) The Company shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Laws, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Company of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of Section 10.15(a)(ii) have not been satisfied if the Company is entitled, under applicable Laws, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.

(iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.

(b) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Company two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.

SECTION 10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Company and each other Loan Party acknowledge and agree that: (i) the Facilities provided hereunder on the Closing Date and on the Restatement Effective Date and any arranging of the Facilities by the Arrangers (as defined in the Original Credit Agreement) prior to the Closing Date or by the Arrangers prior to the Restatement Effective Date are arm’s-length commercial transactions between the Company and each other Loan Party on the one hand, and the Administrative Agent and the Arrangers on the other hand, and the Company and each other Loan Party are capable of evaluating and understanding, and understand and accept the terms, risks and conditions of the transactions contemplated hereby; (ii) in connection with the process leading to such transactions prior to the Closing Date or the Restatement Effective Date, as the case may be, the Administrative Agent and the Arrangers have been acting solely as principals and are not the financial advisors, agents or fiduciaries, for the Company or any other Loan Party; (iii) neither the Administrative Agent nor any Arranger has assumed an advisory, agency or fiduciary responsibility in favor of the Company or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto and neither the Administrative Agent nor any Arranger, in their capacity as such, has any obligation to the Company or any other Loan Party with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from the Company and the other Loan Parties and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arrangers have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby prior to the Closing Date or the Restatement Effective Date, as the case may be, and each of the Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate.

SECTION 10.17. GOVERNING LAW. (a) THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY,

HOLDINGS, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE COMPANY, HOLDINGS, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 10.18. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.18 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.19. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and Holdings and the Administrative Agent shall have been notified by each Lender, Swing Line Lender and L/C Issuer that each such Lender, Swing Line Lender and L/C Issuer has executed it and thereafter shall be binding upon and inure to the benefit of the Company, each Agent and each Lender and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.

SECTION 10.20. Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 10.21. Effect of Certain Inaccuracies. In the event that any financial statement or Compliance Certificate previously delivered pursuant to Section 6.02 was inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable Rate applied for such Applicable Period, then (i) the Company shall as soon as practicable deliver to the Administrative Agent a corrected financial statement and a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Rate shall be determined based on the corrected Compliance Certificate for such Applicable Period, and (iii) the Company shall within 15 days after the delivery of the corrected financial statements and Compliance Certificate pay to the Administrative Agent the accrued additional interest or fees owing as a result of such increased Applicable Rate for such Applicable Period. This Section 10.21 shall not limit the rights of the Administrative Agent or the Lenders with respect to Sections 2.08(b) and 8.01.

SECTION 10.22. USA PATRIOT Act. Each Lender hereby notifies the Company that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Lender to identify the Company in accordance with the Act.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

SCHEDULE I

Tranche B-3 Term Commitments

Tranche B-3 Term Lender	Tranche B-3 Term Commitment
Credit Suisse AG, Cayman Islands Branch	$350,000,000
TOTAL	$350,000,000

Replacement Revolving Credit Commitments

Replacement Revolving Credit Lender	Replacement Revolving Credit Commitment

TOTAL	$100,000,000